SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

ChevronTexaco Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Notice of the 2005

Annual Meeting and the

2005 Proxy Statement

Notice of the 2005

Annual Meeting of Stockholders

Meeting Date:	April 27, 2005
Meeting Time:	8:00 a.m., PDT
Location:	ChevronTexaco Park
Building A Auditorium
6001 Bollinger Canyon Road San Ramon, California 94583

Record Date:	March 1, 2005

Agenda

•	To elect 12 Directors;

•	To ratify the appointment of the independent registered public accounting firm;

•	To take action on the stockholder proposals; and

•	To transact any other business that may be properly brought before the Annual Meeting.

Admission

All stockholders are invited to attend the Annual Meeting. You will need an admission ticket or proof of ownership of ChevronTexaco common stock (ChevronTexaco Stock), as well as a form of personal photo identification, to be admitted to the Annual Meeting.

We will hold the Annual Meeting at ChevronTexaco Park in San Ramon, California. Seating will be limited and on a first come basis. Please refer to page 5 of this Proxy Statement for information about attending the Annual Meeting.

Voting

Stockholders owning ChevronTexaco Stock at the close of business on the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to page 3 of the Proxy Statement for an explanation of ChevronTexaco’s confidential voting procedures.

We are distributing this Proxy Statement, proxy form and ChevronTexaco’s 2004 Annual Report to stockholders on or about March 21, 2005.

By Order of the Board of Directors,

Lydia I. Beebe

Corporate Secretary

ChevronTexaco Corporation

6001 Bollinger Canyon Road

San Ramon, California 94583

March 21, 2005

2005 Proxy Statement

General Information

Your Board is providing you with these proxy materials in connection with the solicitation of proxies to be voted at our 2005 Annual Meeting of Stockholders and at any postponement or adjournment of the Annual Meeting. In this Proxy Statement, ChevronTexaco is referred to as “we,” “our,” “the Company” or “the Corporation.”

APPOINTMENT OF PROXY HOLDERS

Your Board of Directors asks you to appoint David J. O’Reilly, Charles A. James and Lydia I. Beebe as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy form using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

Unless you otherwise indicate on the proxy form or through the telephone or Internet voting procedures, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under ChevronTexaco’s By-Laws, may be properly presented for action at the Annual Meeting.

VOTING

Your Board strongly encourages you to exercise your right to vote. Your vote is important. Voting early helps ensure that ChevronTexaco receives a quorum of shares necessary to hold the Annual Meeting without a second mailing.

Stockholders of record (you own shares in your own name) can vote by telephone, on the Internet or by mail as described below. Street name stockholders (you own shares in the name of a bank, broker or other holder of record) should refer to the proxy form or the information you received from the record holder to see which voting methods are available to you.

The telephone and Internet voting procedures are designed to authenticate you as a stockholder of record by use of a control number and to allow you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy form. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. EDT on April 26, 2005.

Voting by Telephone.  You may vote by proxy by using the toll-free number listed on the proxy form. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting on the Internet.  You may vote by proxy on the Internet. The Web site for Internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.

Voting by Mail.  You may vote by proxy by signing, dating and returning your proxy forms in the preaddressed, postage-paid envelope provided.

Voting at the Annual Meeting.  The method by which you vote your proxy form will not limit your

General Information (Continued)

right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote using one of the other voting methods as it is not practical for most stockholders to attend the Annual Meeting. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Revoking Your Voting Instructions to Your Proxy Holders.  If you are a stockholder of record and you vote by proxy using the mail, the telephone, or the Internet, you may later revoke your proxy instructions by:

—	sending a written statement to that effect to the Corporate Secretary;

—	submitting a proxy form with a later date and signed as your name appears on the stock account;

—	voting at a later time by telephone or the Internet; or

—	voting in person at the Annual Meeting.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

VOTE REQUIRED AND METHOD OF COUNTING

At the close of business on the Record Date, there were 2,104,557,093 shares of ChevronTexaco Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference in all matters, your shares will be counted toward a quorum but will not be voted on any matter.

If you are a street name stockholder and don’t vote your shares, your broker can vote your shares at its discretion on any of the matters scheduled to come before the meeting, other than the stockholder proposals (Items 3 through 8 on the proxy form). If you don’t give your broker instructions on how to vote your shares on the stockholder proposals, your shares will not be voted on these matters and will be considered “broker nonvotes.”

If you don’t vote your shares that are held through the employee benefits plans, your trustee will vote your shares in accordance with the terms of the relevant plan.

The vote required and method of calculation are as follows for the various business matters to be considered at the Annual Meeting:

Item 1—Election of Directors

Each outstanding share of ChevronTexaco Stock is entitled to one vote for as many separate nominees as there are Directors to be elected. The nominees who receive the most votes for the number of positions to be filled are elected Directors. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy form or withhold authority as prompted during the telephone or Internet voting instructions.

Item 2—Ratification of Independent Registered Public Accounting Firm; Items 3 through 8—Stockholder Proposals

These proposals are approved if the number of shares voted in favor of each exceeds the number of shares voted against.

General Information (Continued)

Any shares not voted on any item (whether by abstention, broker nonvote, or otherwise) will have no impact on that particular item.

CONFIDENTIAL VOTING

ChevronTexaco has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders of record are treated as confidential. Only the proxy solicitor, the proxy tabulator and the Inspector of Election have access to the ballots, proxy forms and voting instructions. Anyone who processes or inspects the ballots, proxy forms and voting instructions signs a pledge to treat them as confidential. None of these persons is a ChevronTexaco Director, officer or employee.

The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

METHOD AND COST OF SOLICITING AND TABULATING VOTES

ChevronTexaco has retained ADP Investor Communication Services to assist in distributing these proxy materials. Georgeson Shareholder Communications, Inc., will act as our solicitor in soliciting votes at an estimated cost of $25,000 plus its reasonable out-of-pocket expenses. ChevronTexaco employees, personally or by telephone, may solicit your proxy voting instructions.

ChevronTexaco will reimburse brokerage firms, banks and other holders of record for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.

ADP Investor Communication Services will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and Proxy Statement. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy forms. Householding will not affect your dividend check mailings.

If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement, we will promptly deliver it to you if you request it by writing to: ChevronTexaco Corporation, Corporate Secretary, 6001 Bollinger Canyon Road, San Ramon, California 94583. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement in the future, you may telephone toll-free 1-800-542-1061 or write to ADP, Attention Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are a street name stockholder, you can request householding by contacting the holder of record.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

The Notice of Annual Meeting and Proxy Statement and the 2004 Annual Report on Form 10-K are available on ChevronTexaco’s Web site at www.chevrontexaco.com.

Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, you can

General Information (Concluded)

elect to receive an e-mail that will provide an electronic link to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also gives you an electronic link to the proxy voting site.

If you are a stockholder of record, you may vote on the Internet at www.proxyvote.com. Simply follow the prompts for enrolling in the electronic proxy delivery service. You may also enroll in the electronic delivery service by marking the appropriate box on your proxy form, or at any time in the future by going directly to www.icsdelivery.com/cvx.

If you are a street name stockholder, you may also have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by the holder of record concerning the availability of this service.

If you choose to view future Proxy Statements and Annual Reports on the Internet, you will receive a proxy form in the mail with instructions containing the Internet address of those materials. Your choice will remain in effect until you call the Mellon Investor Services’ toll-free number and tell them otherwise. You do not have to elect Internet access each year, and you may request a paper copy of the Proxy Statement or Annual Report at any time.

STOCKHOLDER ACCOUNT MAINTENANCE

Our transfer agent is Mellon Investor Services. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries about the requirements to transfer shares and similar issues can be handled by calling the ChevronTexaco Stockholder Services’ toll-free number, 1-800-368-8357, or by contacting Mellon Investor Services through their Web site at www.melloninvestor.com.

In addition, you can access your account through Mellon Investor Services’ Web site. You can view your current balance, access your account history, sell shares or request a certificate for shares held in the ChevronTexaco Investor Services Program and obtain current and historical stock prices. To access your account on the Internet, visit www.melloninvestor.com/isd and enter your social security number or Investor ID and your PIN. These can be found on your account statement or dividend check stub.

OTHER MATTERS

Your Board does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct otherwise in your proxy instruction.

Information About the Meeting

Only stockholders or their legal proxy holders are invited to attend the Annual Meeting. The meeting will be held at ChevronTexaco Park, Building A Auditorium, 6001 Bollinger Canyon Road, San Ramon, California. An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy form if you are a stockholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting. If you vote electronically, an admission ticket will be available for you at the meeting.

If you are a street name stockholder and you plan to attend the Annual Meeting, you must present proof of your ownership of ChevronTexaco Stock, such as a bank or brokerage account statement, and a form of personal photo identification to receive an admission ticket and be admitted to the Annual Meeting. If you vote electronically, an admission ticket will be sent to you. You can also obtain an admission ticket in advance by mailing a written request, along with proof of your ownership of ChevronTexaco Stock, to: ChevronTexaco Corporation, Corporate Secretary, 6001 Bollinger Canyon Road, San Ramon, CA 94583.

If you arrive at the meeting without an admission ticket, we will admit you if we are able to verify that you are a stockholder. Employee stockholders should bring their Company ID to the Annual Meeting.

We will have listening devices available at the Annual Meeting for stockholders with impaired hearing. If you require other special accommodations due to a disability, please identify your specific need in writing to the Corporate Secretary by April 20, 2005.

No cameras, recording equipment, electronic devices, including cell phones, large bags, briefcases or packages will be permitted in the Annual Meeting.

Election of Directors

(Item 1 on the proxy form)

Your Board is nominating 12 individuals for election as Directors. Of the 12 nominees, 11 are current Directors. Dr. Sugar is standing for election by the stockholders for the first time. A report by the Board Nominating and Governance Committee beginning on page 13 of this Proxy Statement and the Corporate Governance Guidelines beginning on page 22 describe the processes used to determine the qualifications and independence of each nominee and the effectiveness of the Board and its committees.

The persons named as proxy holders on the proxy form will vote your shares FOR the 12 nominees unless you withhold authority in the spaces provided on the proxy form or as prompted during the telephone or Internet voting instructions. All Directors are elected annually. They serve for a one-year term and until their successors are elected.

If any nominee is unable to serve as a Director, which we do not anticipate, the Board by resolution may reduce the number of Directors or choose a substitute.

Detailed information on each nominee is provided below.

As a result of the merger transaction between Chevron and Texaco on October 9, 2001, Texaco became a subsidiary of Chevron and Chevron changed its name to ChevronTexaco Corporation. Following the merger, the Board was reconstituted to include directors from both Chevron and Texaco. The Board service described below includes service as a Director of either Chevron or Texaco, as and if applicable, before the merger.

NOMINEES FOR DIRECTORS

Your Board unanimously recommends a vote FOR each of these nominees.

SAMUEL H. ARMACOST

Director since 1982

Mr. Armacost, age 65, has been Chairman of SRI International, formerly Stanford Research Institute, an independent research, technology development and commercialization organization, since 1998.

Prior Positions Held: Mr. Armacost was a Managing Director of Weiss, Peck & Greer L.L.C. from 1990 until 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986.

Public Company Directorships: Callaway Golf Company; Del Monte Foods Company; Exponent, Inc.; Franklin Resources Inc.

Other Directorships and Memberships: Bay Area Council; the Advisory Council of the California Academy of Sciences; Bay Area Scientific Infrastructure Consortium.

ROBERT E. DENHAM

Director since 2004

Mr. Denham, age 59, has been a Partner of Munger, Tolles & Olson LLP, a law firm, since 1998 and from 1973-1991.

Prior Positions Held: Mr. Denham was Chairman and Chief Executive Officer of Salomon Inc. from 1992-1997. In 1991, he was General Counsel of Salomon and its subsidiary, Salomon Brothers.

Public Company Directorships: Lucent Technologies Inc.; Wesco Financial Corporation; Fomento Economico Mexicano, S.A. de C.V.

Other Directorships and Memberships: Financial Accounting Foundation; MacArthur Foundation; U.S. Trust Company.

Election of Directors (Continued)

ROBERT J. EATON

Director since 2000

Mr. Eaton, age 65, is the retired Chairman of the Board of Management of DaimlerChrysler AG, a

manufacturer of automobiles.

Prior Positions Held: Mr. Eaton was the Chairman of the Board of Management of DaimlerChrysler AG from 1998 until 2000. He was Chairman of the Board and Chief Executive Officer of Chrysler Corporation from 1993 until 1998. He was Vice-Chairman and Chief Operating Officer of Chrysler Corporation from 1992 until 1993.

Other Directorships and Memberships: Fellow, Society of Automotive Engineers; Fellow, Engineering Society of Detroit; National Academy of Engineering.

SAM GINN

Director since 1989

Mr. Ginn, age 67, is a private investor and the retired Chairman of Vodafone, a worldwide wireless telecommunications company.

Prior Positions Held: Mr. Ginn was Chairman of Vodafone AirTouch, Plc. from 1999 to 2000, Chairman of the Board and Chief Executive Officer of AirTouch Communications, Inc., from 1993 until 1999. He was Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 until 1994.

Other Directorships and Memberships: The Business Council; Hoover Institute Board of Overseers; Templeton Emerging Markets Investment Trust Plc; Yosemite Fund.

AMBASSADOR CARLA

ANDERSON HILLS

Lead Director; Director from 1977 through 1988 and since 1993

Ambassador Hills, age 71, has been Chairman and Chief Executive Officer of Hills & Company International Consultants, a company giving advice on investment, trade and risk issues abroad, since 1993.

Prior Positions Held: Ambassador Hills served as United States Trade Representative from 1989 to 1993. She was Secretary of the United States Department of Housing and Urban Development from 1975 until 1977.

Public Company Directorships: American International Group, Inc.; Lucent Technologies Inc.; Time Warner Inc.

Other Directorships and Memberships: Vice-Chair, Council on Foreign Relations; Vice-Chair, Inter-American Dialogue; Chair, National Committee on U.S.-China Relations; The Council of the Americas; Trustee, Institute for International Economics; Trustee, U.S.-China Business Council; Trustee, Americas Society; Trustee, Center for Strategic and International Studies.

Election of Directors (Continued)

FRANKLYN G. JENIFER

Director since 1993

Dr. Jenifer, age 65, has been the President of The University of Texas at Dallas, a doctoral- level institution, since 1994.

Prior Positions Held: Dr. Jenifer was President of Howard University from 1990 to 1994. Prior to that, he was Chancellor of the Massachusetts Board of Regents of Higher Education from 1986 until 1990. From 1979 until 1986, he was Vice-Chancellor of the New Jersey Department of Higher Education.

Other Directorships and Memberships: Monitoring Committee for the Louisiana Desegregation Settlement Agreement; Board Directors Alliance for Higher Education; Trustee, Texas Health Research Institute; Trustee, Universities Research Association, Inc.; President’s Advisory Council, Dallas Center for the Performing Arts; Dallas Citizens Council; Advisory Council, Jacob’s Ladder.

SENATOR SAM NUNN

Director since 1997

Senator Nunn, age 66, is Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative (NTI), a charitable organization.

Prior Positions Held: Senator Nunn was a partner of King & Spalding, a law firm, from 1997 through 2003. He served as U.S. Senator from Georgia from 1972 through 1996. During his tenure in the U.S. Senate, he served as Chairman of the Senate Armed Services Committee and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees.

Public Company Directorships: The Coca-Cola Company; Dell Inc.; General Electric Company; Internet Security Systems, Inc.; and Scientific-Atlanta, Inc.

Other Directorships and Memberships: a distinguished professor in the Sam Nunn School of International Affairs at Georgia Tech; Chairman, Center for Strategic and International Studies.

DAVID J. O’REILLY

Director since 1998

Mr. O’Reilly, age 58, has been Chairman of the Board and Chief Executive Officer of ChevronTexaco since the completion of the merger between Chevron and Texaco in October 2001 and, prior to the merger, held the same positions with Chevron since January 2000.

Prior Positions Held: Mr. O’Reilly was Vice-Chairman of the Board of Chevron from 1998 until 1999. He was a Vice-President of Chevron from 1991 until 1998. He was President of Chevron Products Company, from 1994 until 1998. He was a Senior Vice-President and Chief Operating Officer of Chevron Chemical Company from 1989 until 1991.

Other Directorships and Memberships: American Petroleum Institute; Eisenhower Fellowships Board of Trustees; the Institute for International Economics; The Business Council; The Business Roundtable; JPMorgan International Council; World Economic Forum’s International Business Council; the Trilateral Commission; the National Petroleum Council; the American Society of Corporate Executives.

Election of Directors (Concluded)

PETER J. ROBERTSON

Director since 2002

Mr. Robertson, age 58, has been Vice-Chairman of the Board of ChevronTexaco since 2002.

Prior Positions Held: Mr. Robertson was Vice-President of Chevron from 1994 until 2001. He was President of Chevron Overseas Petroleum Inc. from 2000 until 2001. He was the Vice-President responsible for Chevron’s North American exploration and production operations from 1997 until 2000. From 1994 until 1997, he was the Vice-President responsible for strategic planning.

Other Directorships and Memberships: Vice-Chairman, U.S. Energy Association; U.S.-Saudi Arabian Business Council; U.S.-Russian Business Council; American Petroleum Institute; International House at Berkeley; United Way of San Francisco Bay Area.

CHARLES R. SHOEMATE

Director since 1998

Mr. Shoemate, age 65, is the retired Chairman, President and Chief Executive Officer of Bestfoods, a manufacturer of food products.

Prior Positions Held: Mr. Shoemate was Chairman of the Board and Chief Executive Officer of Bestfoods, formerly CPC International, from 1990 until 2000. He was elected President and a member of the Board of Directors of Bestfoods in 1988.

Public Company Directorships: CIGNA Corporation; International Paper Company.

RONALD D. SUGAR

Director nominee in 2005

Dr. Sugar, age 56, has been Chairman of the Board, Chief Executive Officer and President of Northrop Grumman Corporation, a global defense company, since 2003.

Prior Positions Held: Dr. Sugar was President and Chief Operating Officer of Northrop Grumman Corporation from 2001 until 2003. He was President and Chief Operating Officer of Litton Industries, Inc., from 2000 until 2001. He was previously President and Chief Operating Officer of TRW Aerospace and Information Systems.

Other Directorships and Memberships: Aerospace Industries Association; American Institute of Aeronautics and Astronautics; Association of the United States Army; Boys & Girls Clubs of America; Los Angeles Philharmonic Association; National Academy of Engineering; Royal Aeronautical Society; University of Southern California.

CARL WARE

Director since 2001

Mr. Ware, age 61, has been a Senior Advisor to the CEO of The Coca-Cola Company, a manufacturer of beverages, since 2003.

Prior Positions Held: Mr. Ware was an Executive Vice-President, Global Public Affairs and Administration, of The Coca-Cola Company from 2000 until February 2003. He was President of The Coca-Cola Company’s Africa Group, with operational responsibility for 50 countries in sub-Saharan Africa from 1991 until 2000.

Public Company Directorships: Coca-Cola Bottling Co. Consolidated; Cummins Inc.

Other Directorships and Memberships: Atlanta Falcons; Board of Trustees of Clark Atlanta University; PGA TOUR Golf Course Properties, Inc.

Board Operations

BOARD MEETINGS AND ATTENDANCE

Your Board held 8 regularly scheduled Board meetings, 2 special Board meetings and 22 Board committee meetings in 2004. All Directors attended 85 percent or more of the Board meetings and Board committee meetings on which they served during 2004.

ChevronTexaco’s policy regarding Directors’ attendance at the Annual Meeting was adopted in 2004 and is described in the Corporate Governance Guidelines on page 25 of this Proxy Statement under the heading Board Agenda and Meetings. Ten Directors attended the 2004 Annual Meeting.

CURRENT BOARD COMMITTEE MEMBERSHIP AND 2004 MEETINGS AND FUNCTIONS

Committees and Current Membership	2004 Meetings and Committee Functions

AUDIT Robert E. Denham† Sam Ginn*† Franklyn G. Jenifer Charles R. Shoemate†

Meetings: 10

•   Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•   Reviews reports of independent and internal auditors

•   Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

•   Monitors the effectiveness of the audit process and financial reporting

•   Reviews the adequacy of financial and operating controls

•   Monitors the corporate compliance program

•   Evaluates the effectiveness of the Committee

BOARD NOMINATING AND GOVERNANCE Samuel H. Armacost Carla A. Hills* Sam Nunn Carl Ware

Meetings: 5

•   Reviews ChevronTexaco’s Corporate Governance Guidelines and practices and recommends changes as appropriate

•   Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board committee and individual Director effectiveness

•   Assesses the size and composition of the Board

•   Recommends prospective director nominees

•   Periodically reviews and recommends changes as appropriate in the Restated Certificate of Incorporation, By-Laws and other Board-adopted governance provisions

MANAGEMENT COMPENSATION Samuel H. Armacost* Robert J. Eaton Carla A. Hills J. Bennett Johnston

Meetings: 4

•   Reviews and approves salaries and other compensation matters for executive officers

•   Administers incentive compensation and equity-based plans of the Corporation, including the Employee Savings Investment Plan (ESIP) Restoration Plan, Management Incentive, Long-Term Incentive, and Deferred Compensation Plans for Management Employees

•   Evaluates the effectiveness of the Committee

PUBLIC POLICY Robert J. Eaton J. Bennett Johnston* Sam Nunn Carl Ware	Meetings: 3 • Identifies, monitors and evaluates international social, political and environmental issues • Recommends to the Board policies and strategies concerning such issues

* Committee Chairperson (Sen. Johnston is not standing for reelection to the Board. Sen. Nunn will be Chairman of the    Public Policy Committee following the Annual Meeting.)

† Audit Committee Financial Expert as determined by the Board within the applicable regulatory definition

The Audit, Board Nominating and Governance and Management Compensation Committees are each constituted and operated in accordance with the rules of the New York Stock Exchange (NYSE). In addition, the Audit Committee is a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of the Audit Committee is independent and financially literate as defined in the rules of the NYSE and Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934.

Board Operations (Continued)

INDEPENDENCE OF DIRECTORS

The Board has affirmatively determined that, as to each current, non-employee Director (Mr. Armacost, Mr. Denham, Mr. Eaton, Mr. Ginn, Ambassador Hills, Dr. Jenifer, Sen. Nunn, Mr. Shoemate and Mr. Ware) and new Director nominee (Dr. Sugar), no material relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each current, non-employee Director and new Director nominee qualifies as “independent” in accordance with the Corporate Governance Rules of the NYSE.

In making its independence determinations, the Board has considered that ChevronTexaco engages in business with companies for which certain of our Directors serve as directors or otherwise have a business relationship. The Board considered these relationships and determined that, based on the information available to the Corporation, none of those relationships were material.

In making its independence determinations, the Board also has considered that Mr. Denham is a partner of the law firm of Munger, Tolles & Olson LLP, which provided legal services to ChevronTexaco until March 17, 2004, prior to Mr. Denham’s election to the ChevronTexaco Board of Directors on April 28, 2004. Total fees paid to Munger, Tolles & Olson LLP by ChevronTexaco and its subsidiaries in 2004 was $5,979, all of which was paid prior to March 17, 2004 and was for services rendered solely in 2003. This amount represented less than .01 percent of the law firm’s gross revenues in 2004. Total fees paid in 2003 were $36,105, representing less than .1 percent of the law firm’s gross revenues for that period, and total fees paid in 2002 were $53,237, representing less than .1 percent of the law firm’s gross revenues for that period. Munger, Tolles & Olson LLP does not currently provide, nor do we expect it to provide, legal services for ChevronTexaco in 2005 and beyond. Based on these facts, the Board has determined that this relationship is not material and does not affect Mr. Denham’s independence.

In making its independence determinations, the Board also has considered that Mr. Eaton is a member and unpaid President of a non-profit organization that receives royalty payments under an oil and gas lease in which a subsidiary of ChevronTexaco owns a minority non-operating working interest. ChevronTexaco’s non-operating working interest in the lease is passive, so that the royalty payments received by the non-profit organization are based on the oil and gas produced under the lease regardless of whether ChevronTexaco owns a non-operating working interest in the lease. Moreover, the Board considered the fact that the amount of royalties attributable to the non-operating working interest owned by ChevronTexaco was less than an amount that would require disclosure of contributions to tax exempt organizations under the NYSE Corporate Governance Rules and less than would render Mr. Eaton non-independent if the tax exempt organization were a for-profit company and Mr. Eaton were an executive officer of it. In addition, in his capacity as President of the non-profit organization, Mr. Eaton has recused himself from any matters involving ChevronTexaco, all of which have been conducted on an arm’s-length basis. Based on these facts, the Board has determined that this relationship is not material and does not affect Mr. Eaton’s independence.

In making its independence determinations, the Board also has considered that the Corporation has contributed to the Yosemite Fund a total of $1,050,000 in 2002, $50,000 in each of 2003 and 2004, and $100,000 thus far in 2005, with $50,000 pledged for the remainder of 2005. Mr. Ginn is a member of the Board of Trustees and the Council of Directors of the Yosemite Fund. The Yosemite Fund is the primary non-profit fundraising organization for Yosemite National Park. The Board noted that these contributions were consistent with the Corporation’s commitment to environmental stewardship and that the Corporation’s annual contributions

Board Operations (Continued)

represented 21 percent of the Yosemite Fund’s gross revenues in 2002, less than 1 percent in 2003 and less than 1 percent in 2004. Based on these facts, the Board has determined that this relationship is not material and does not affect Mr. Ginn’s independence.

CERTAIN BUSINESS RELATIONSHIPS BETWEEN CHEVRONTEXACO AND ITS DIRECTORS AND OFFICERS

Mr. Denham is a partner of the law firm of Munger, Tolles & Olson LLP, which provided legal services to ChevronTexaco until March 17, 2004, prior to Mr. Denham’s election to the ChevronTexaco Board of Directors on April 28, 2004. Total fees paid to Munger, Tolles & Olson LLP by ChevronTexaco and its subsidiaries in 2004 was $5,979, all of which was paid prior to March 17, 2004, and was for services rendered solely in 2003. Munger, Tolles & Olson LLP does not currently provide, nor do we expect it to provide, legal services for ChevronTexaco in 2005 and beyond.

BUSINESS CONDUCT AND ETHICS CODE

The Corporation has adopted a code of business conduct and ethics for directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Comptroller) and employees, known as the Business Conduct and Ethics Code. The code is available on the Corporation’s Internet Web site at www.chevrontexaco.com. The Corporation intends to post any amendments to the code on the Corporation’s Web site.

AUDIT COMMITTEE REPORT

The Audit Committee assists your Board in fulfilling its responsibility to oversee management’s implementation of ChevronTexaco’s financial reporting process. Its charter can be viewed on the ChevronTexaco Web site at www.chevrontexaco.com. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2004 Annual Report on Form 10-K with ChevronTexaco’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on:

•	the conformity of ChevronTexaco’s financial statements with accounting principles generally accepted in the United States; and

•	Management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from ChevronTexaco and its management and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered whether the provision of nonaudit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to your Board that the audited financial statements be included in ChevronTexaco’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Respectfully submitted on March 2, 2005, by the members of the Audit Committee of your Board:

Sam Ginn, Chairperson

Robert E. Denham

Franklyn G. Jenifer

Charles R. Shoemate

Board Operations (Continued)

BOARD NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Board Nominating and Governance Committee is responsible for defining and assessing qualifications for Board membership, identifying qualified Director candidates, assisting the Board in organizing itself to discharge its duties and responsibilities and ensuring proper attention and effective responses to stockholder concerns regarding corporate governance. The Committee is composed entirely of independent Directors and operates under a written charter. Its charter can be viewed on the ChevronTexaco Web site at www.chevrontexaco.com. The Committee submits this report to stockholders to report on its role and corporate governance practices at ChevronTexaco in 2004.

When making recommendations to the Board about individuals to be nominated for election by the stockholders to the Board, the Committee followed Board membership qualifications and nomination procedures that are identified in our Corporate Governance Guidelines. Generally, the membership qualifications are that an individual have:

•	the highest professional and personal ethics and values, consistent with the ChevronTexaco Way and the Business Conduct and Ethics Code, which is available on the ChevronTexaco Web site at www.chevrontexaco.com;

•	broad experience at the policy-making level in business, government, education, technology or public interest;

•	the ability to provide insights and practical wisdom based on their experience and expertise;

•	a commitment to enhancing stockholder value;

•	sufficient time to effectively carry out their Director’s duties; their service on other boards of public companies should be limited to a reasonable number; and

•	independence; at least a majority of the Board must consist of independent Directors, as defined by the NYSE.

The Committee uses a skills and qualifications matrix to evaluate potential candidates in order to insure that the overall Board maintains a balance of knowledge, experience and diversity. The Committee carefully reviews all Director candidates, including current Directors, in light of these qualifications based on the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

The Committee regularly reviews a broad list of potential Director candidates it has assembled from a variety of sources. Board members periodically suggest possible candidates. Candidates are recommended by stockholders. The process for a stockholder to submit a Director candidate is described in our Corporate Governance Guidelines under the Selection of New Directors heading. From time to time, the Committee may engage a third party to assist in identifying potential candidates. In 2004, the Committee did not receive any candidate suggestions from beneficial owners of more than 5 percent of the Company’s common stock. Dr. Ronald D. Sugar, who has been nominated for election to the Board of Directors at the 2005 Annual Meeting, was first brought to the Committee’s attention by a third-party consultant.

In 2004, the Committee assessed the size and composition of the Board in light of operating requirements and existing social attitudes and trends and recommended a reduction in the size of the Board from 14 members to 12 members. The Committee evaluated and recommended 12

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candidates for election as Directors at the 2004 Annual Meeting. It determined the 10 non-employee Director nominees met the Board’s definition of independence, none having a material relationship with the Company. In making its independence determination, the Board adhered to all of the specific tests for independence included in the NYSE listing standards. The Committee made recommendations to the Board on the Board committee assignments and committee chairperson positions and recommended the addition of another “Audit Committee financial expert” to the Audit Committee.

The Committee plays a leadership role in shaping ChevronTexaco’s corporate governance. In 2004, the Committee recommended, and the Board established, a Lead Director position. The Committee Chairperson is the Lead Director. As discussed in the Corporate Governance Guidelines, she chaired the executive sessions of the non-employee and independent Directors and consulted with the Chairman on agendas for Board meetings and other matters pertinent to the Company and the Board.

In 2004, the Committee reviewed the progress that the Company made in implementing suggested changes identified in the Committee’s 2003 Corporate Governance Self-Assessment. The Committee noted that all of the suggested changes had been addressed by the Board or a Board committee and improvement had been made in virtually all areas. The corporate governance improvements adopted include a stricter definition of director independence, expansion of the Board and Board committee performance effectiveness evaluation, an annual executive session of only independent Directors in addition to the regular executive sessions, an annual meeting attendance policy for Directors and the submission of an offer of resignation if a Director’s principal occupation changes. The Committee recommended to the Board amendments to the Corporate Governance Guidelines to reflect these changes. The Corporate Governance Guidelines are available in this proxy statement beginning on page 22 or on the Company’s Web site at www.chevrontexaco.com. The Committee determined that ChevronTexaco operates under many corporate governance best practices.

Other areas of corporate governance that the Committee reviewed in 2004 were the non- employee Directors’ compensation program, the Company’s governing documents and stockholder protections and the Board responses to the corporate governance stockholder proposals received for the 2004 Annual Meeting.

The Committee received interested-party communications including stockholder inquiries directed to non-employee Directors. Interested parties wishing to communicate their concerns or questions about ChevronTexaco to the Chairperson of the Committee or any other non-employee Directors may do so by U.S. mail addressed to Non-Employee Directors, c/o Office of the Corporate Secretary, ChevronTexaco Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583. The Corporate Secretary will compile the communications, summarize lengthy or repetitive communications and forward them to the appropriate Committee Chairperson.

The Committee believes that ChevronTexaco has strong fundamental corporate governance practices firmly in place. Corporate governance self-assessment is an ongoing process, and the Committee periodically updates the corporate governance practices to enable ChevronTexaco to maintain its position at the forefront of corporate governance best practices.

Respectfully submitted on February 23, 2005 by members of the Board Nominating and Governance Committee of your Board:

Carla A. Hills, Chairperson

Samuel H. Armacost

Sam Nunn

Carl Ware

Board Operations (Continued)

MANAGEMENT COMPENSATION COMMITTEE REPORT

The Committee, which is responsible for ChevronTexaco’s executive compensation program, is composed entirely of “independent outside directors,” as defined under section 162(m) of the Internal Revenue Code, and are independent under the applicable rules of the NYSE.

The Committee seeks and receives advice from independent external compensation consultants. ChevronTexaco’s compensation staff provides additional counsel, data and analysis as requested by the Committee. The Committee’s outside consultant is retained by the Committee as necessary to make presentations during the year and to conduct an annual review of ChevronTexaco’s competitive compensation position.

In 2004, the Committee initiated a comprehensive review of all ChevronTexaco executive compensation and benefit programs, which was then reviewed with the full Board. The review included an analysis of the potential economic impact to the Corporation for all cash, equity and benefit programs for the named executive officers under various economic growth scenarios and included impact projections at various future retirement dates. These projections were compared with external benchmarks, and the analysis was reviewed by the Committee’s independent consultant. Based on the consultant’s review and opinion, the Committee believes the ChevronTexaco executive plans are appropriate and deemed not to be excessive within either the peer group of oil competitors or the larger group of general industry competitors used for benchmarking.

The Committee continues to review the ChevronTexaco executive compensation and benefit programs with respect to the provisions of the Sarbanes-Oxley Act and the NYSE listing requirements. The Management Compensation Committee charter (published on the ChevronTexaco Web site at www.chevrontexaco.com) is reviewed annually to insure that Committee actions are in alignment with the compensation philosophy and objectives stated below, as well as all applicable reporting and compliance requirements. The Committee believes it is functioning within the parameters of, and the ChevronTexaco programs are in compliance with, all applicable rules, regulations and requirements.

Compensation Philosophy and Objectives

The Committee’s general compensation philosophy is that total cash compensation should vary with ChevronTexaco’s performance in achieving financial and nonfinancial objectives and that any long-term incentive compensation should be closely aligned with stockholders’ interests. The Committee also believes in using a common philosophy for all employees in its consideration of the design and implementation of executive programs.

The Committee specifically believes that compensation philosophy and programs of ChevronTexaco should:

•	link rewards to business results and stockholder returns;

•	encourage creation of long-term stockholder value and achievement of strategic objectives;

•	target management salary range structure and award opportunities at the market median, with opportunity to pay in the upper or lower quartile for superior or below average performance results;

➢	market defined as major oils (primary) and other large capital intensive businesses (secondary)

•	maintain an appropriate balance between base salary, short-term and long-term incentive opportunities, with more compensation at risk at the higher salary grades;

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•	attract and retain the highest caliber personnel on a long-term basis; and

•	provide motivational programs to focus on long-term retention needs through pay management, leadership development and growth opportunities.

The Committee considers the compensation structures of other major companies in the oil industry when determining executive compensation target levels, such as: Amerada Hess, BP, ConocoPhillips, Exxon Mobil, Marathon, Occidental, Sunoco, Unocal and Shell US. In addition, the Company’s competitive position is reviewed against approximately 20 major capital-intensive international companies spanning a wide range of industries. The general industry comparators were chosen because of similar business characteristics as well as relatively equivalent scope and complexity of operations.

A smaller targeted group of large, global oil companies listed on the performance graph on page 30, who are the primary competition in the marketplace where ChevronTexaco operates, are believed to be a more relevant competitor peer group for determining relative Total Stockholder Return (TSR), which is stock price appreciation plus dividends on a reinvested basis. Royal Dutch Petroleum Company is used on the TSR competitor group in place of Shell US because Shell US is not a publicly traded company.

Key Elements of Executive Compensation

ChevronTexaco’s executive compensation program consists of three key elements: Base Pay, Short-Term Incentives and Long-Term Incentives. For senior executives, the Committee believes short-term and long-term incentive pay, linked to ChevronTexaco’s financial performance, should represent half or more of their total compensation opportunity.

No specific formula is used to weigh the various performance factors used in determining the amount of compensation or the allocation of compensation to base salary, bonus and long-term incentives. The weight given each factor with respect to each element of compensation is within the discretion and judgment of the Committee. The Committee considers the appropriateness of the entire package, including the impact on employee benefits, when evaluating each element of compensation. The appropriateness is then tested against both energy industry peers and the general industry benchmarks based on data supplied by the Committee’s outside consultant.

Base Pay

•	Average executive base salaries are benchmarked to similar type positions of the nine oil competitors. When establishing the salary structure, the Committee also reviews non-oil pay information. This analysis is provided by its external consultant to ensure compensation opportunity is appropriate on a broad industry basis and with respect to local or geographic competitive markets.

•	Actual salaries vary by individual and are based on sustained performance toward achievement of ChevronTexaco’s goals, objectives and strategic intents. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers.

•	At least annually the Committee evaluates the CEO’s performance in light of such goals and objectives, leads a discussion of all independent Directors with respect to the evaluation, makes compensation recommendations to the full Board for ratification and communicates the results to the CEO.

•	Executive salaries and proposed changes are reviewed annually and approved by the Committee, with ratification by the full Board. The Committee also considers experience and current salary compared to market rates when considering salary actions.

Board Operations (Continued)

Short-Term Incentive (Management Incentive Plan)

•	The Management Incentive Plan (MIP) is an annual cash incentive plan which links awards to performance results of the prior year. Individual target awards vary by salary grade and are based on the competitive annual bonus practices of the nine oil competitors, with reference to the award levels of the general industry comparator group. In any given year, actual individual awards vary from zero to 200 percent of target or more, reflecting ChevronTexaco’s business results and performance at the business unit and individual level.

•	Awards are based on the Committee’s assessments of performance versus objectives and performance versus the peer competitor group. An individual’s actual award is based on three components, with each component weighted equally. The components are: corporate results, operating company/Strategic Business Unit (SBU)/staff results and a Leadership Performance Factor (LPF). The LPF is based on personal contribution in achieving business results and leadership behaviors demonstrated in achieving the results. Although a formula of specifically weighted factors is not used to determine the total MIP fund available or the reporting unit ratings, the corporate component is heavily influenced by financial metrics while the reporting unit ratings are a balance of financial and operational metrics.

•	Corporate, operating company and SBU financial and strategic objectives are set at the beginning of each year. Financial objectives are developed for: earnings, Return On Capital Employed (ROCE), cash flow, operating expense and other key operating measures. Relative TSR and non-financial measures such as safety and reliability are also included in the evaluation process. Results are measured against internal objectives and against external oil competitor results.

•	An individual’s key job responsibilities and objectives are also established at the beginning of each year. Individual objectives include achievement of business unit financial goals as well as targets related to business operations (e.g., refinery throughput, production volumes, product quality, safety, environmental performance, etc.). Performance assessments are also made on other factors, including diversity, leadership, teamwork, communication, developing employees, creativity and innovation, and building partnerships.

•	The corporate performance assessment is the same for all MIP participants. Individuals will have different operating company, SBU and leadership performance assessments.

Long-Term Incentive (Long-Term Incentive Plan)

•	The Long-Term Incentive Plan (LTIP) is designed to align the interests of executives with stockholders and to provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Individual grants vary by salary grade, and are based on valuations of grants made by the nine oil competitors. These valuations are provided by the Committee’s external consultant. Review of general industry grant levels is also done for calibration. Grants are typically in the form of non-qualified stock options and performance shares which are redeemable in cash. Each year a limited number of above standard or below standard awards may be granted on a case-by-case basis to certain individuals when performance merits. The Committee may also make restricted stock unit grants to key management employees for retention purposes as warranted by business conditions.

•	Non-Qualified Stock Options (NQSOs) are awarded at market price on the day of grant, vest one-third after one year, two-thirds after

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two years and 100 percent after three years. Options have a ten-year term. Their ultimate value depends entirely on appreciation of ChevronTexaco Stock. The Committee does not grant discounted options or reprice outstanding options.

•	Performance Shares have an ultimate value (denominated in shares of ChevronTexaco Stock) tied to TSR as compared to that of the TSR peer group competitors. Performance shares have a three-year vesting period, with a performance modifier based on relative TSR ranking that can vary from zero percent to 200 percent, as determined by the Committee.

Corporate Officer Stock Ownership

Because the Committee believes in linking the interests of management and stockholders, the Board approved stock ownership guidelines for ChevronTexaco executives in 2001, based on a multiple of base salary: CEO 5 times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer 4 times; all other corporate officers 2 times. Executives are expected to achieve targets within 5 years of assuming their position. The CEO and all other named executives achieved their individual ownership guidelines prior to year-end 2004, or two years ahead of the Committee’s recommended timeline. ChevronTexaco Executive Officers as a whole own over 5 times base salary.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, ChevronTexaco generally receives an annual federal income tax deduction for compensation paid to the CEO and other four most highly paid executives only if the compensation is less than $1 million or is performance-based. The awards granted under both the MIP and the LTIP, including the material terms and performance goals as approved by stockholders, qualify as performance-based compensation and thus are fully tax-deductible for ChevronTexaco. The MIP performance-based criteria were reaffirmed by stockholders in 2002, and the LTIP plan was re-approved in April 2004. The Committee intends to continue seeking a tax deduction for all executive compensation, to the extent it is in the best interest of ChevronTexaco and its stockholders.

2004 CEO Compensation

Executive level salary ranges are adjusted, as necessary, to maintain competitiveness with the competitor group. Individual salaries are maintained within the appropriate range for each position, including the CEO position, and are reviewed annually. In determining a competitive base salary for Mr. O’Reilly, the Committee considered his level of responsibility and contributions to the success of ChevronTexaco, the size and complexity of the business and his relative compensation position with respect to the peer group, both within the oil industry and general industry.

Specifically, the Committee considered such factors as the excellent financial performance in 2003, the significant year-on-year improvement in key operating measures against the oil competitor group and that Mr. O’Reilly’s base salary had been below the average for both the oil industry comparator group as well as the general industry comparator group. Based on these factors and recommendations by the Committee’s consultant, the Committee increased Mr. O’Reilly’s base salary in 2004 by 10.7 percent to $1,550,000, to position him at the average for CEOs within both the energy industry comparator group and the general industry group.

ChevronTexaco’s MIP has the same award determination rules for all participants. The CEO award is based solely on Corporation and individual performance. The MIP awards granted to Mr. O’Reilly and to the other four highest-paid officers for the past three performance years are

Board Operations (Concluded)

presented in the Summary Compensation Table on page 26. In making these awards, the Committee considered:

•	the record financial results;

•	the significant year-over-year improvement in relative position versus our peer competitors in key financial measures;

•	the outstanding sustained progress in closing the ROCE gap against the leading LTIP competitor and achieving the lead position; and

•	meeting the aggressive strategic portfolio objectives begun in late 2003.

ChevronTexaco’s LTIP has the same grant determination rules for all LTIP participants. Grants to Mr. O’Reilly and the other four highest-paid officers are presented in the compensation tables on pages 26 and 27. Based on data provided by its outside consultant, the Committee believes this grant is reasonable and well within competitive practice for his level of responsibilities. The current grant value for Mr. O’Reilly positions him below the average of the nine oil industry group and well below the median and average of the general industry benchmark companies.

Within the framework described above for base salary, annual bonus and long-term incentive grants, the Committee tries to maintain a competitive position for each of the three key components (base salary, annual bonus and long-term incentives) with the vast majority of Mr. O’Reilly’s total compensation based on variable, performance-based results. Based on the data supplied by the Committee’s outside consultant, the Company’s relative performance and his own performance, the Committee believes Mr. O’Reilly’s total compensation is appropriate.

Respectfully submitted on January 25, 2005, by members of the Management Compensation Committee of your Board:

Samuel H. Armacost, Chairperson

Robert J. Eaton

Carla A. Hills

J. Bennett Johnston

Directors’ Compensation

ChevronTexaco believes that non-employee Directors’ compensation should provide total compensation that is competitive, links rewards to business results and stockholder returns and facilitates increased ownership of ChevronTexaco Stock.

ChevronTexaco does not have a retirement plan for non-employee Directors. ChevronTexaco’s Executive Officers are not paid additional compensation for their services as Directors.

Current compensation reflects the Company’s September 10, 2004, two-for-one stock split. The compensation for non-employee Directors granted under the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan includes the following stock and cash elements:

STOCK COMPENSATION

•	800 shares of restricted ChevronTexaco Stock are granted on the date of the Annual Meeting. Dividends attributable to the restricted shares may be paid in cash or used by the Director to purchase additional shares of restricted ChevronTexaco Stock. Restricted stock awards are subject to forfeiture if a non-employee Director does not serve as a ChevronTexaco Director for a minimum of five years after the award is granted. However, such forfeiture does not apply if a Director dies, reaches mandatory retirement age, becomes disabled, changes primary occupation or enters government service.

•	2,000 stock units plus an additional number of stock units representing $25,000 worth of ChevronTexaco Stock are granted on the date of the Annual Meeting. Each stock unit represents a right to receive a share of ChevronTexaco Stock. Stock units receive dividend equivalents that are reinvested into additional stock units. Shares of ChevronTexaco Stock will be distributed in satisfaction of outstanding stock units in one to 10 annual installments, at the Director’s discretion, following the time that the Director’s status as Director terminates. Stock units are not subject to forfeiture.

CASH COMPENSATION

•	$75,000 annual retainer.

•	$10,000 additional annual retainer for each Board Committee chairperson.

DEFERRALS OF CASH COMPENSATION

The ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan provides an opportunity for non-employee Directors to defer payment of their directors’ fees. Under the plan, a non-employee Director may defer receipt of all or any portion of the annual cash retainers. Deferrals may be credited into accounts tracked with reference to any of the investment fund options available to participants in the ChevronTexaco Employee Savings Investment Plan, including a ChevronTexaco Stock fund. Distribution from the plan is in cash except for amounts valued with reference to a ChevronTexaco Stock fund, which are distributed in shares of ChevronTexaco Stock.

Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

RETAINER STOCK OPTIONS

Directors may elect to receive retainer stock options in lieu of all or any portion of their annual cash retainers. Directors who make this election will receive an option for that number of shares of ChevronTexaco Stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of an option for a share of ChevronTexaco Stock granted at fair market value on the date of grant. The option exercise price per share will be the fair market value of a share of ChevronTexaco Stock on the date of grant. Retainer stock options become exercisable on the first anniversary of the date of grant and have a term of 10 years.

EXPENSES

Non-employee Directors are reimbursed for out-of-pocket expenses that they incur in connection with the business and affairs of ChevronTexaco.

Stock Ownership Information

DIRECTORS’ AND EXECUTIVE OFFICERS’ STOCK OWNERSHIP

The following table shows the ownership interest in ChevronTexaco Stock as of February 28, 2005 for each non-employee Director and nominee, each of our five most highly paid executive officers in 2004 and all non-employee Directors and nominee and all executive officers as a group. No non-employee Director or nominee or executive officer owns 1 percent or more of the outstanding shares of ChevronTexaco Stock, nor do the non-employee Directors and nominee and executive officers as a group.

Name ("•" denotes a non-employee Director or nominee)	Shares Beneficially Owned (1)		Stock Units (2)	Total (3)
Samuel H. Armacost•	25,856	(4)	8,356	34,212
Robert E. Denham•	5,219		3,745	8,964
Robert J. Eaton•	15,132	(4)	14,106	29,238
Sam Ginn•	11,666		17,807	29,473
Carla A. Hills•	12,224		8,356	20,580
Franklyn G. Jenifer•	12,789		19,139	31,928
J. Bennett Johnston•	7,368		24,390	31,758
George L. Kirkland	301,734		17,350	319,084
Sam Nunn•	10,239		19,489	29,728
David J. O'Reilly	1,594,616		85,424	1,680,040
Peter J. Robertson	634,228		47,473	681,701
Charles R. Shoemate•	11,576		17,870	29,446
Ronald D. Sugar•	0		0	0
Carl Ware•	7,773		8,356	16,129
John S. Watson	296,413		52,958	349,371
Patricia A. Woertz	394,643	(4)	48,624	443,267
Non-employee Directors and nominee and executive officers as a group (21 persons)	3,918,806		484,025	4,402,831

(1)    In accordance with SEC rules, amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days as follows: 7,048 shares for Mr. Eaton, 275,400 shares for Mr. Kirkland, 7,048 shares for Sen. Nunn, 1,507,199 shares for Mr. O’Reilly, 579,132 shares for Mr. Robertson, 2,820 shares for Mr. Ware, 281,066 shares for Mr. Watson, 389,666 shares for Ms. Woertz, and 3,436,127 shares for all Directors and all executive officers as a group. For executive officers, the amounts shown include shares held for them in trust under the Employee Savings Investment Plan or the Texaco Supplemental Thrift Plan. For non-employee Directors, the amounts shown include shares of restricted ChevronTexaco Stock awarded under the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(2)    Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of ChevronTexaco Stock, since the value of each unit is measured by the price of ChevronTexaco Stock. For non-employee Directors, these are stock units awarded under the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan and the Texaco Inc. Director and Employee Deferral Plan and may ultimately be paid in shares of ChevronTexaco Stock. For executive officers, these include stock units awarded under the LTIP or deferred under the ChevronTexaco Deferred Compensation Plan for Management Employees and may ultimately be paid in shares of ChevronTexaco Stock. Also for executive officers, these include stock units under the ESIP Restoration Plan that will ultimately be paid in cash.

(3)    Amounts shown include the individual’s shares beneficially owned as described in Note 1 plus the individual’s stock units owned as described in Note 2.

(4)    Includes the following number of shares held in the name of family members: Mr. Armacost, 2,200 shares; Mr. Eaton, 3,080; and Ms. Woertz, 200 shares.

OTHER SECURITY HOLDERS

ChevronTexaco does not know of any person who has or shares voting and/or investment power with respect to more than 5 percent of the shares of ChevronTexaco Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Directors and executive officers to file, with the SEC, the NYSE and ChevronTexaco, reports of initial ownership and changes in ownership of ChevronTexaco equity securities.

Based solely on a review of the reports furnished to ChevronTexaco, we believe that during 2004 all of our Directors and executive officers filed all reports they were required to file under Section 16(a), and all were timely except that Mr. Watson and Mr. Ginn each filed one late report covering one transaction. In addition, Mr. Bethancourt filed an amended Form 3 on February 10, 2005 to include a beneficial holding that was inadvertently omitted from his Form 3 filed on July 7, 2003.

Corporate Governance Guidelines

These guidelines are available on the Corporation’s Web site at www.chevrontexaco.com and are available in print to any stockholder who requests it.

These guidelines have been approved by the ChevronTexaco Board of Directors. The guidelines, in conjunction with the Restated Certificate of Incorporation, By-Laws and Board Committee charters, form the framework for governance of the Corporation.

ROLE OF THE BOARD OF DIRECTORS

The Board of Directors oversees and provides policy guidance on the business and affairs of the Corporation. It monitors overall corporate performance, the integrity of the Corporation’s financial controls and the effectiveness of its legal compliance programs. The Board oversees management and plans for the succession of key executives. The Board oversees the Corporation’s strategic and business planning process. This is generally a year-round process culminating in a day-long Board review of the Corporation’s updated Corporate Strategic Plan, its business plan, the next year’s capital expenditures budget plus key financial and supplemental objectives.

BOARD MEMBERSHIP CRITERIA

Members of the Board of Directors should have the highest professional and personal ethics and values, consistent with The ChevronTexaco Way. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be able to provide insights and practical wisdom based on their experience and expertise. They should be committed to enhancing stockholder value and should have sufficient time to effectively carry out their duties. Their service on other boards of public companies should be limited to a reasonable number.

The Board Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Corporation and the long-term interests of the stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation, to maintain a balance of knowledge, experience and capability.

DIRECTOR INDEPENDENCE

A majority of the Board consists of independent Directors, as defined by the New York Stock Exchange. To be considered “independent,” a Director must be determined by the Board, after recommendation by the Board Nominating and Governance Committee and due deliberation, to have no material relations with the Corporation other than as a Director. In making its determination concerning the absence of a material relationship, the Board adheres to all of the specific tests for independence included in the New York Stock Exchange listing standards.

SELECTION OF NEW DIRECTORS

Directors are elected annually by the stockholders at the Annual Meeting. The Board of Directors proposes a slate of nominees for consideration each year. Between Annual Meetings, the Board may elect Directors to serve until the next Annual Meeting. The Board Nominating and Governance Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Stockholders may recommend a nominee by writing to the Corporate Secretary specifying the nominee’s name and the qualifications for Board membership. All recommendations are brought to the attention of the Board Nominating and Governance Committee.

Corporate Governance Guidelines (Continued)

BOARD SIZE

The By-Laws provide that the number of Directors is determined by the Board. The Board’s size is assessed at least annually by the Board Nominating and Governance Committee and changes are recommended to the Board when appropriate. If any nominee is unable to serve as a Director, the Board may reduce the number of Directors or choose a substitute.

TERM OF OFFICE

Directors serve for a one-year term and until their successors are elected. They stand for election based on the Corporation’s performance record, which is set forth in the Corporation’s annual report and proxy statement.

BOARD MEMBERSHIPS

Directors limit their other board memberships to a number which permits them, given their individual circumstances, to responsibly perform all of their Director duties. The Board Nominating and Governance Committee reviews and concurs in the election of any employee Director to outside, for-profit board positions.

DIRECTOR RETIREMENT POLICY

Non-employee Directors may not stand for re-election after reaching age 72. Employee Directors may not serve as Directors once their employment with the Corporation ends. Mandatory retirement for employee Directors is age 65. A Non-Employee Director shall submit to the Board Nominating and Governance Committee a letter of resignation if his or her principal occupation or business association changes substantially during his or her tenure as a Director. The Board Nominating and Governance Committee will review and recommend to the Board the action, if any, to be taken with respect to the resignation.

NUMBER AND COMPOSITION OF BOARD COMMITTEES

The Board has four committees: Audit, Board Nominating and Governance, Management Compensation and Public Policy. All Committees are comprised solely of non-employee Directors and members of the Audit, Board Nominating and Governance and Management Compensation committees are independent Directors, as defined by the New York Stock Exchange. In addition, all Audit Committee members meet the requirement that they may not directly or indirectly receive any compensation from the Corporation other than their Directors’ compensation.

Each committee is chaired by an independent Director who determines the agenda, the frequency and length of the meetings and who has unlimited access to management, information and independent advisors, as necessary and appropriate. Each non-employee Director generally serves on one or two committees. Committee members serve staggered terms enabling Directors to rotate periodically to different committees. Four- to six-year terms for committee chairpersons facilitate rotation of committee chairpersons while preserving experienced leadership.

LEAD DIRECTOR

The independent Directors will select a Lead Director from among the independent Directors serving on the Corporation’s Board. The Lead Director will act as a liaison between the non-employee Directors and the Corporation’s management, chair the executive sessions of non-employee and independent Directors and consult with the Chairman on agendas for Board meetings and other matters pertinent to the Corporation and the Board.

EXECUTIVE SESSIONS

Non-employee Directors meet in executive session at each regularly scheduled Board meeting. The sessions are chaired by the Lead

Corporate Governance Guidelines (Continued)

Director. Any non-employee Director can request that an executive session be scheduled. At least once a year, only independent, non-employee Directors meet in executive session.

BUSINESS CONDUCT AND ETHICS CODE

The Board expects all Directors, as well as officers and employees, to display the highest standard of ethics, consistent with The ChevronTexaco Way. The Board also expects Directors, officers and employees to acknowledge their adherence to the Corporation’s Business Conduct and Ethics Code. The Corporation has and will continue to maintain the Business Conduct and Ethics Code. The Board’s Audit Committee periodically reviews compliance with this Code.

SUCCESSION PLANNING

Annually, the non-employee Directors review candidates for all senior management positions to ensure that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates.

BOARD COMPENSATION

Non-employee Directors receive compensation that is competitive, links rewards to business results and stockholder returns, and facilitates increased ownership of the Corporation’s stock. The compensation consists of cash and equity components. The Corporation does not have a retirement plan for non-employee Directors. Employee Directors are not paid additional compensation for their services as Directors. The Board Nominating and Governance Committee periodically reviews and recommends changes to Board compensation to ensure that the total compensation remains competitive and appropriate.

BOARD ACCESS TO SENIOR MANAGEMENT

Directors are encouraged and provided opportunities to talk directly to any member of management regarding any questions or concerns the Director may have.

DIRECTOR ORIENTATION AND EDUCATION

The Corporation has and will continue to maintain an orientation program that contains written material, oral presentations and site visits. In addition, the Corporation supports continuing Director education.

EVALUATION OF BOARD PERFORMANCE

The Board and each Board committee conduct a self-evaluation annually. The Board Nominating and Governance Committee oversees this self-evaluation process and assesses the full Board’s performance. The Committee recommends changes to improve the Board, the Board committees and individual Director effectiveness. The Committee utilizes an annual Board evaluation to gather input to assist the Committee’s evaluation and recommendations.

CHIEF EXECUTIVE OFFICER PERFORMANCE REVIEW

The Board annually reviews the CEO performance. To conduct this review, the Board Nominating and Governance and Management Compensation Committee chairpersons gather and consolidate input from all Directors. The consolidated input is reviewed at a meeting in executive session with all non-employee Directors after which the chairpersons present the results of the review of the CEO.

DIRECTOR AND OFFICER STOCK OWNERSHIP GUIDELINES

The Board expects all Directors and executive officers to display confidence in the Corporation

Corporate Governance Guidelines (Concluded)

by ownership of a significant amount of stock. The Board has structured its compensation to result in ownership of at least 16,000 shares of stock or stock units after five years of service as a Director. The Board has also established stock ownership guidelines for executive officers of the Corporation. Targets are based on a multiple of base salary: CEO 5 times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer 4 times; all other executive officers 2 times. Executives are expected to achieve targets within 5 years of assuming their positions. The Management Compensation Committee periodically assesses the guidelines and ownership relative to these guidelines, and makes recommendations as appropriate.

ACCESS TO INDEPENDENT ADVISORS

The Board and each Board committee have the right at any time to retain independent outside financial, legal or other advisors.

BOARD AGENDA AND MEETINGS

The Chairman in coordination with the Lead Director sets the schedule for Board meetings and determines the timing and length of the meetings of the Board. In addition to eight regularly scheduled meetings, unscheduled Board meetings may be called, upon proper notice, at any time to address specific needs of the Corporation. The Annual Meeting will be scheduled in conjunction with a regularly scheduled Board meeting. The Board expects all Board members to attend regularly scheduled meetings and the Annual Meeting, unless there are extenuating circumstances.

The Chairman in consultation with the Lead Director establishes the agenda for each Board meeting, taking into account input and suggestions from other members of the Board and management. The Directors also provide input for additional pre-meeting materials. They make suggestions to the appropriate committee chairperson at any time. The agendas for Board meetings provide opportunities for the operating heads of the major businesses of the Corporation to make presentations to the Board. Each year the Board reviews the long-term strategic plan for the Corporation and the principal issues that the Corporation expects to face in the future.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Interested parties wishing to communicate their concerns or questions about ChevronTexaco to the Lead Director or to non-employee Directors may do so by U.S. mail to Lead Director or to non-employee Directors, c/o Office of the Corporate Secretary, ChevronTexaco Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583. The Corporate Secretary will compile the communications, summarize lengthy or repetitive communications and forward to the Lead Director or the non-employee Directors. The Corporate Secretary will also coordinate any requests from stockholders for additional communications with the Lead Director.

REPORTING OF CONCERNS REGARDING ACCOUNTING, INTERNAL ACCOUNTING CONTROLS OR AUDITING MATTERS

The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters. These procedures can be found on the ChevronTexaco Web site at

http://www.chevrontexaco.com/investor/corporate_governance/accounting_auditing_complaints.asp.

Executive Compensation

SUMMARY COMPENSATION TABLE

Name and Principal Position		Annual Compensation					Long-Term Compensation					All Other Compensation (4) ($)
							Awards			Payouts
	Year	Salary ($)		Bonus (Year Earned) ($)		Other Compensation (1) ($)	Restricted Stock Unit Awards (2) ($)		Securities Underlying Options (3) (#)	Vested Performance Shares ($)
D. J. O’Reilly Chairman	2004 2003 2002	$ $ $	1,506,250 1,312,500 1,075,000	$ $ $	3,950,000 3,150,000 700,000	$84,714 — —		— — —	460,000 460,000 400,000	$ $ $	841,120 3,255,200 2,154,240	$ $ $	120,500 105,000 81,209

P. J. Robertson Vice-Chairman	2004 2003 2002	$ $ $	806,667 723,750 615,000	$ $ $	1,575,000 1,365,000 425,000	— — —	$	— 1,137,700 —	200,000 200,000 160,000	$ $ $	328,563 712,075 471,240	$ $ $	64,533 57,900 46,112

P. A. Woertz Executive Vice President	2004 2003 2002	$ $ $	635,417 585,417 543,750	$ $ $	1,210,000 945,000 275,000	— — —	$	— 880,800 —	120,000 120,000 91,000	$ $ $	254,965 712,075 471,240	$ $ $	50,833 46,833 41,072

J. S. Watson Vice President	2004 2003 2002	$ $ $	576,667 502,500 450,000	$ $ $	1,155,000 945,000 350,000	— — —	$	— 880,800 —	120,000 120,000 91,000	$ $ $	183,995 712,075 175,032	$ $ $	46,133 40,200 32,524

G. L. Kirkland Vice President	2004 2003 2002	$ $ $	519,583 456,875 418,750	$ $ $	945,000 787,500 264,000	— — —	$	— 477,100 —	90,000 90,000 66,000	$ $ $	183,995 528,970 418,750	$ $ $	41,567 36,550 31,261

(1)    For security reasons, D. J. O’Reilly uses company aircraft for both business and personal travel. Included for 2004 is $61,716 for his personal use of company aircraft based on estimated incremental costs to the Company.

(2)    As of December 31, 2004, the aggregate number of restricted stock units held by the named officers are as follows: P. J. Robertson, 32,628 with an aggregated market value of $1,713,272; P. A. Woertz, 25,260 with an aggregate market value of $1,326,404; J. S. Watson, 25,260 with an aggregate market value of $1,326,404; G. L. Kirkland, 13,683 with an aggregate market value of $718,469.

On June 25, 2003, the named officers received the following restricted stock unit awards: P. J. Robertson, 31,000 units; P. A. Woertz, 24,000 units; J. S. Watson, 24,000 units and G. L. Kirkland, 13,000 units. 50 percent of the units subject to the award will be vested on the fourth anniversary of the grant date and 50 percent will be vested on the eighth anniversary of the grant date.

Dividend equivalents are paid on the restricted stock units and are converted into additional restricted stock units as of the dividend payment date.

The number of restricted stock units has been adjusted for the Company’s September 10, 2004 two-for-one stock split.

(3)    The number of securities underlying stock options has been adjusted for the Company’s September 10, 2004 two-for-one stock split.

(4)    Includes ChevronTexaco’s contributions to the Employee Savings Investment Plan and allocations under the ESIP Restoration Plan for the Employee Savings Investment Plan. For 2004, contributions under the Employee Savings Investment Plan were $16,400 for each of the named individuals. Contributions under the ESIP Restoration Plan for the named individuals were as follows: D. J. O’Reilly, $104,100; P. J. Robertson, $48,133; P. A. Woertz, $34,433; J. S. Watson, $29,733 and G. L. Kirkland, $25,167.

Executive Compensation (Continued)

LONG-TERM INCENTIVE PLAN – 2004 PERFORMANCE SHARES AWARDS TABLE

Name	Number of Performance Shares Granted (1)	Performance Period Until Payout	Estimated Future Payout (2)
			Threshold	Target	Maximum
D. J. O’Reilly P. J. Robertson P. A. Woertz J. S. Watson G. L. Kirkland	106,000 40,000 27,000 27,000 18,000	3 Years 3 Years 3 Years 3 Years 3 Years	53,000 20,000 13,500 13,500 9,000	106,000 40,000 27,000 27,000 18,000	212,000 80,000 54,000 54,000 36,000

(1)    The number of shares granted has been adjusted for the Company’s September 10, 2004 two-for-one stock split.

(2)    The payout can vary depending on ChevronTexaco TSR vs. its peer group competitors. A performance modifier provides the incentive to maximize TSR relative to the competitor peer group by modifying the payout value (e.g., the modifier is 200 percent for the highest relative TSR and 0 percent for the lowest relative TSR). Payout (in dollars) is equal to the number of shares times a performance modifier based on relative TSR times the 20-day trailing average price of ChevronTexaco Stock at the end of the performance period. The threshold represents the lowest payout unless the modifier is 0 percent which will result in no payout.

OPTION GRANTS IN LAST FISCAL YEAR TABLE

Name	Number of Securities Underlying Options Granted (1)	Individual Grants Percentage of Total NQSOs/ SARs Granted to Employees in 2004		Exercise or Base Price (per Share) (2)		Expiration Date	Potential Realizable Value After 10 Years based on Assumed Compounded Annual Rates of Stock Price Appreciation
							0% per Year	5% per Year		10% per Year
D. J. O’Reilly P. J. Robertson P. A. Woertz J. S. Watson G. L. Kirkland	460,000 200,000 120,000 120,000 90,000	5.0 2.2 1.3 1.3 1.0	% % % % %	$ $ $ $ $	47.055 47.055 47.055 47.055 47.055	6/30/14 6/30/14 6/30/14 6/30/14 6/30/14	— — — — —	$ $ $ $ $	13,612,613 5,918,527 3,551,116 3,551,116 2,663,337	$ $ $ $ $	34,497,034 14,998,710 8,999,226 8,999,226 6,749,420

ChevronTexaco Equity Compensation Plans
NQSO Stock Price/Share					$47.055		$47.055		$76.65		$122.05

Total ChevronTexaco 2004 NQSOs /SARs granted	9,231,180								$273,174,956		$692,278,972
All Stockholders (3)	2,107,120,598						—		$62,355,254,262		$158,020,456,999
Optionee Gain as % of All Stockholders’ Gain									0.44%		0.44%

(1)    NQSOs have a 10-year term and are generally vested 33.33% at each anniversary of the date of grant for three years. Number of securities underlying options has been adjusted for the Company’s September 10, 2004 two-for-one stock split.

(2)    The exercise or base price was the fair market value on the date of grant, June 30, 2004, adjusted for the Company’s September 10, 2004 two-for-one stock split.

(3)    Represents the potential aggregate increase in market capitalization of ChevronTexaco based upon 2,107,120,598 outstanding shares of ChevronTexaco Stock as of December 31, 2004.

Executive Compensation (Continued)

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUE TABLE

Name	Shares Acquired on Exercise	Value Realized		Unexercised Shares		Value of Unexercised In-the-Money Shares
				Exercisable	Unexercisable	Exercisable		Unexercisable
D. J. O’Reilly P. J. Robertson P. A. Woertz J. S. Watson G. L. Kirkland	83,400 64,600 — 6,400 —	$ $ $	1,667,512.62 1,460,161.33 — 145,753.92 —	1,507,199 579,132 416,866 297,666 275,400	900,001 386,668 230,334 230,334 172,000	$ $ $ $ $	15,557,436 6,361,667 4,476,699 3,259,014 2,867,853	$ $ $ $ $	8,609,045 3,699,550 2,204,085 2,204,085 1,646,020

The number of shares has been adjusted for the Company’s September 10, 2004 two-for-one stock split.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

In 2000, your Board adopted the Change-in-Control Benefit Protection Program to provide employees with benefit protection and to retain employees in the event of a change-in-control.

In the event of a change-in-control, executive officers of ChevronTexaco are generally entitled to the following enhanced benefits:

•   unvested benefits under retirement plans become fully vested;

•   outstanding stock options are converted into options of the acquiring company;

•   payouts on outstanding performance shares must be at least equal to target amounts; and

•   MIP bonuses for the year in which the change-in-control occurs must be at least equal to target amounts.

If executive officers are terminated other than for cause (or resign as a result of a demotion), they will receive:

•   severance benefits up to a maximum of three years salary and MIP bonus;

•   immediate vesting of any unvested stock options;

•   immediate vesting on a prorated basis for other incentive awards such as performance shares and MIP bonuses;

•   gross-up payments for excise tax liability, if any;

•   insurance coverage protected for two years; and

•   a trust fund established to secure payment of any vested but unpaid benefits.

For the foregoing purposes, a “change-in-control” would occur if:

•   anyone acquired 20 percent or more of ChevronTexaco Stock (other than from ChevronTexaco itself); or

•   the current Directors and those elected in normal circumstances cease to be a majority; or

•   a merger or other business combination occurs and ChevronTexaco’s stockholders receive less than 55 percent of the resulting equity.

Executive Compensation (Continued)

PENSION PLAN TABLE

Remuneration*	Years of Benefit Accrual Service
	20	25	30	35	40
$1,000,000	$320,000	$400,000	$480,000	$560,000	$640,000
$1,250,000	$400,000	$500,000	$600,000	$700,000	$800,000
$1,500,000	$480,000	$600,000	$720,000	$840,000	$960,000
$1,750,000	$560,000	$700,000	$840,000	$980,000	$1,120,000
$2,000,000	$640,000	$800,000	$960,000	$1,120,000	$1,280,000
$2,250,000	$720,000	$900,000	$1,080,000	$1,260,000	$1,440,000
$2,500,000	$800,000	$1,000,000	$1,200,000	$1,400,000	$1,600,000
$2,750,000	$880,000	$1,100,000	$1,320,000	$1,540,000	$1,760,000
$3,000,000	$960,000	$1,200,000	$1,440,000	$1,680,000	$1,920,000
$3,250,000	$1,040,000	$1,300,000	$1,560,000	$1,820,000	$2,080,000
$3,500,000	$1,120,000	$1,400,000	$1,680,000	$1,960,000	$2,240,000
$3,750,000	$1,200,000	$1,500,000	$1,800,000	$2,100,000	$2,400,000
$4,000,000	$1,280,000	$1,600,000	$1,920,000	$2,240,000	$2,560,000
$4,250,000	$1,360,000	$1,700,000	$2,040,000	$2,380,000	$2,720,000
$4,500,000	$1,440,000	$1,800,000	$2,160,000	$2,520,000	$2,880,000

*	For plan purposes, this means (1) average annual salary over the highest paid 36 months plus (2) the average of the three highest MIP awards during the last ten years of employment.

Employees who meet the age, service, and other requirements of ChevronTexaco’s pension plans are eligible for a pension after retirement. The table shows the approximate yearly benefit that would be paid to a ChevronTexaco employee in the top compensation and period of service categories. The table reflects a single life annuity form of payment. Retiring employees may also elect to receive an equivalent lump-sum payment instead of an annuity. The pension formula also includes a reduction for Social Security that is not a material portion of the benefit.

Under the ChevronTexaco plans, covered compensation for the named executive officers includes the highest average salary and bonuses in the last 10 years of employment. At December 31, 2004, the covered compensation and years of service were D. J. O’Reilly $3,620,833 (36 years); P. J. Robertson $1,622,500 (31 years); P. A. Woertz $1,281,250 (28 years); J. S. Watson $1,178,333 (24 years); G. L. Kirkland $994,667 (30 years).

Executive Compensation (Continued)

PERFORMANCE GRAPH

The stock performance graph below shows how an initial investment of $100 in ChevronTexaco Stock would have compared with an equal investment in the S&P 500 Index or the Competitor Peer Group. The Competitor Peer Group companies are those with which ChevronTexaco competes directly and against which for a number of years it has measured its performance for purposes of calculating grants under its MIP and its LTIP. The comparison covers a five-year period beginning December 31, 1999, and ending December 31, 2004, and is weighted by market capitalization as of the beginning of each year. It includes the reinvestment of all dividends that an investor would be entitled to receive. The interim measurement points show the value of $100 invested on December 31, 1999, as of the end of each year between 2000 and 2004.

Peer Group:            BP p.l.c.-ADS, Exxon Mobil, Royal Dutch Petroleum-ADR, ConocoPhillips

Executive Compensation (Continued)

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2004 with respect to the ChevronTexaco equity compensation plans (all numbers have been adjusted for the Company’s September 10, 2004 two-for-one stock split):

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted – average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	40,005,799	(3)	$41.84	(4)	151,541,665	(5)
Equity compensation plans not approved by security holders (6)	3,572,114	(7)	$38.16	(8)	(9)
Total	43,577,913		$41.66

(1)	The table does not include information for employee benefit plans of ChevronTexaco and subsidiaries intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans which are similar to Section 401(a) plans. Section 401(a) plans can generally be described as retirement plans intended to meet the tax qualification requirements of the Internal Revenue Code.

The table also does not include information for equity compensation plans assumed by ChevronTexaco in mergers and securities outstanding thereunder at December 31, 2004. The number of securities to be issued upon exercise of outstanding options, warrants and rights under plans assumed in mergers and outstanding at December 31, 2004 was 17,660,850 and the weighted-average exercise price (excluding restricted stock units and other rights for which there is no exercise price) was $45.39. No further grants or awards can be made under these assumed plans, however, certain of the assumed plans provide for restoration options when company stock or stock equivalents are tendered as consideration for the exercise price of the outstanding stock option grants.

(2)	Consists of two plans: the ChevronTexaco Corporation LTIP and the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan. Stock options, restricted stock, restricted stock units and performance shares are awarded under LTIP. Employee stock purchase plan shares are issued under the sub-plans of LTIP for certain non-US locations. Restricted stock, stock units and retainer stock options are awarded under the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(3)	Consists of 38,239,544 stock options (including retainer stock options), 200,747 restricted stock units, 140,558 stock units and 1,424,950 performance shares (granted prior to 2004) outstanding as of December 31, 2004. Performance shares are notional and the value depends on the application of a performance multiplier (from 0 to 2) determined based on the Company’s TSR relative to a peer competition group over a three year period. Performance shares may be settled in cash or stock; however, it is our policy to settle all awards in cash unless the awards are deferred under the ChevronTexaco Corporation Deferred Compensation Plan for Management Employees (the Deferred Compensation Plan). Performance shares granted on or after April 28, 2004 may be settled only in cash except that any amount deferred in the ChevronTexaco stock fund under the Deferred Compensation Plan will be settled in stocks. Any deferral in the ChevronTexaco stock fund under the Deferred Compensation Plan is disclosed in the table under Equity compensation plans not approved by security holders and footnote (7).

There are no outstanding rights under the non-US employee stock purchase plans as of December 31, 2004.

(4)	The price reflects the weighted average exercise price of stock options under LTIP and the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(5)	A revised and restated LTIP was approved by the stockholders on April 28, 2004. The maximum number of shares that can be issued under the revised and restated LTIP is 160,000,000. The LTIP has 150,919,956 securities that remain available for issuance. Awards granted under the revised and restated LTIP that are settled in cash or that are deferred under the Deferred Compensation Plan will not deplete the maximum number of shares that can be issued under the plan.

The ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan has 621,709 securities that remain available for issuance. Total shares for which awards may be granted under the plan will not exceed 800,000 shares.

Executive Compensation (Concluded)

(6)	This category consists of two plans: the ChevronTexaco Corporation 1998 Stock Option Program for U.S. Dollar Payroll Employees (1998 Stock Option Program) (described in Note 23 of Notes to the Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004) and the Deferred Compensation Plan (which allows eligible employees to defer receipt of certain compensation until retirement or termination of employment).

(7)	1,923,704 stock options were outstanding as of December 31, 2004, under the 1998 Stock Option Program. The 1998 Stock Option Program is a broad-based stock option plan adopted by the Board on January 28, 1998, effective February 11, 1998, under which a one-time grant of stock options was made to each eligible employee to purchase between 200 and 600 shares at an exercise price of $38.16 per share. Outstanding options vested under the plan on February 11, 2002, and expire on February 11, 2008 or 180 days after the date the option holder’s employment with the Company ends. No further options can be granted under the 1998 Stock Option Program.

1,648,410 ChevronTexaco Stock Fund units were allocated to participant accounts as of December 31, 2004, under the Deferred Compensation Plan. The Deferred Compensation Plan is intended to qualify as an unfunded ERISA pension plan maintained by an employer for a select group of management or highly compensated employees, as described in 26 C.F.R. § 2520.104-23(d). The plan allows participants to defer receipt of earned salary and awards under certain Company benefit plans and to invest such deferred amounts in a range of deemed investment alternatives, including, but not limited to, investment in notional units valued with reference to a ChevronTexaco stock fund. A participant may elect to transfer amounts already credited to his or her deferral account among any of the available investment funds by following the procedures prescribed by the Management Compensation Committee. A participant’s deferral account is distributed in cash, except that amounts valued with reference to the ChevronTexaco stock fund will be distributed in stock.

In addition, as many as 144,350 performance shares granted in 2001, which vested in December 2004 but are subject to adjustment based on the performance modifier to be applied by the Management Compensation Committee in January 2005, may be deferred under the Deferred Compensation Plan in February 2005.

(8)	Represents the exercise price for outstanding options under 1998 Stock Option Program. There is no exercise price for outstanding rights under the Deferred Compensation Plan.

(9)	No further options can be granted under the 1998 Stock Option Program.

Current provisions of the Deferred Compensation Plan do not provide for a limitation on the number of shares available under the plan. The total actual distribution of stock under the Deferred Compensation Plan was 218,300 shares in 2004 and 235,494 shares in 2003.

Ratification of Independent Registered Public Accounting Firm

(Item 2 on the proxy form)

The Audit Committee, which is composed entirely of independent Directors, has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm to audit the consolidated financial statements of ChevronTexaco and its subsidiaries for 2005 and ChevronTexaco’s management assessment of and the effectiveness of internal control over financial reporting. Your Board has endorsed this appointment. PricewaterhouseCoopers previously audited the consolidated financial statements of ChevronTexaco during the two years ended

December 31, 2004 and ChevronTexaco’s management assessment of and the effectiveness of internal control over financial reporting as of December 31, 2004. During each of the two years ended December 31, 2004, PricewaterhouseCoopers provided both audit and non-audit services.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Corporation by PricewaterhouseCoopers for the years ended

Ratification Of Independent Registered Public Accounting Firm (Concluded)

December 31, 2004 and 2003, were as follows (millions of dollars):

Services Provided	2004	2003
Audit	$24.8	$15.7
Audit Related	2.0	2.2
Tax	8.2	7.1
All Other	0.1	0.2

Total	$35.1	$25.2

The Audit fees for the years ended December 31, 2004 and 2003 were for the audits of the consolidated financial statements of the Corporation, statutory and subsidiary audits, issuance of consents, and assistance with and review of documents filed with the SEC. Additionally, for the year ended December 31, 2004, audit fees include amounts related to the audit of ChevronTexaco’s management assessment of and the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2004 and 2003 were for assurance and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2004 and 2003 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

All Other fees for the years ended December 31, 2004 and 2003 included services rendered for software licenses, subscriptions, benchmark studies and surveys.

Audit Committee Pre-Approval Policies and Procedures

The 2003 audit and non-audit services provided by PricewaterhouseCoopers were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.

The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PricewaterhouseCoopers and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the accounting firm. The services and fees must be deemed compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will select another independent registered public accounting firm for the following year.

Your Board unanimously recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.

Stockholder Proposals

2005 QUALIFYING STOCKHOLDER PROPOSALS

Your Board welcomes dialogue on the topics presented in the stockholder proposals on the following pages. ChevronTexaco is continually striving to proactively and transparently communicate on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals contain assertions about ChevronTexaco that we believe are incorrect. Your Board has not attempted to refute all these inaccuracies. However, your Board has seriously considered each proposal and recommended a vote based on the specific reasons as set forth in each Board response. Errors in the stockholder proposals were not corrected by the Company.

One of the proposals ChevronTexaco received was a resolution from stockholders interested in the Company’s approach to human rights. ChevronTexaco has developed a draft Human Rights Statement and supporting material. The Statement is based on the values and support for universal human rights reflected in The ChevronTexaco Way and is consistent with the Company’s support for the Global Sullivan Principles and participation in the Voluntary Principles on Security and Human Rights dialogue process. The Statement is intended to provide guidance to ChevronTexaco employees. In 2005, the Company is testing this Statement in field locations and assessing the most efficient and effective deployment alternatives. Following discussions with ChevronTexaco on the development of this Human Rights Statement, the stockholders agreed to withdraw the resolution.

The Company received a number of additional proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing such reports is an inefficient use of Company resources when the issues are addressed sufficiently through existing Company communication vehicles. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of the other activities of the Company rather than in isolation. Many of the issues included in the following stockholder proposals are discussed in the Company’s Corporate Responsibility Report, the Company’s Annual Report and this proxy statement. Additional information on the Company’s corporate governance and corporate social responsibility philosophies and initiatives are available on its Web site at www.chevrontexaco.com.

Your Board urges stockholders to read the proxy statement, the Annual Report and the Corporate Responsibility Report, as well as the other information presented on the ChevronTexaco Web site.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

ChevronTexaco’s Restated Certificate of Incorporation adopted on October 9, 2001 precludes taking actions on any proposal that is not included in the Proxy Statement unless the Board decides to waive the restriction.

If a stockholder wishes to present a proposal for action at the Annual Meeting in 2006, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than November 18, 2005. Proposals we receive after that date will not be included in the proxy statement or acted upon at the 2006 Annual Meeting. We urge stockholders to submit proposals by overnight mail addressed to ChevronTexaco Corporation, Attn: Corporate Secretary, 6001 Bollinger Canyon Road, San Ramon, CA 94583 or electronically via e-mail to corpgov@chevrontexaco.com.

We will provide the name, address and share ownership of the stockholder submitting a qualifying proposal upon a stockholder’s oral or written request.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON DIRECTORS’ COMPENSATION

(Item 3 on the proxy form)

The shareholders of Chevron-Texaco request the board of directors take the necessary steps to amend the company’s governing instruments to adopt the following: Beginning in the 2006 fiscal year at least 50% of the compensation of each board member shall be restricted common stock of Chevron-Texaco.

This restricted stock shall be held until that board member retires from our board of directors.

SUPPORTING STATEMENT

There is no better way to align management’s compensation with the shareholder’s interest than to have to own the common stock.

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL ON DIRECTORS’ COMPENSATION

Your Board believes its current compensation program for Directors, comprising a combination of cash, restricted stock and stock units, is a more effective program and results in a higher percentage of equity compensation than the proposed plan and recommends that you vote AGAINST the proposal.

The current non-employee Directors’ compensation program is designed to link compensation to business results and stockholder returns, and attract and retain highly qualified directors. Key design elements include:

•	Approximately 60 percent of total compensation is equity. The equity compensation consists of fixed monetary value awards and specific share awards. Since 2003, the equity compensation composition has been stock units representing $25,000 worth of ChevronTexaco stock, 1,000 (pre-split) stock units and 400 (pre-split) shares of restricted stock. With the recent strong performance of the Company’s stock, the equity component amounted to approximately 64 percent in 2004, well in excess of the 50 percent fixed limit proposed.

•	Equity compensation must be held for a significant period of time. All stock units awarded to Directors must be held until retirement, and the restricted stock awarded to Directors must be held for at least five years.

•	Total compensation is reviewed annually. The Directors’ compensation program is highly competitive and regularly benchmarked against oil industry peers and a general industry group. It is designed to attract, retain and motivate talented people to build long-term value for stockholders. It includes guidelines on stock ownership to further align the interests of Directors with stockholders.

More information on the stock and cash elements of the compensation package for non-employee Directors is provided under the “Directors’ Compensation” section on page 20 in this proxy statement.

Your Directors believe that the Company’s compensation program for Directors is effective in aligning Directors’ compensation with stockholders’ interest while being reasonable, competitive and responsive to the need for outstanding Directors. Your Board feels the current compensation program is superior to the stockholder proposal and recommends a vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON FUTURE USE OF EXECUTIVE SEVERANCE AGREEMENTS

(Item 4 on the proxy form)

RESOLVED:  that the shareholders of ChevronTexaco Corporation (“the Company”) urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives’ base salary plus bonus. “Future severance agreements” include employment agreements containing severance provisions, retirement agreements and agreements renewing, modifying or extending existing such agreements. “Benefits” include lump-sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites and consulting fees to be paid to the executive.

SUPPORTING STATEMENT

In our opinion, severance agreements as described in this resolution, commonly known as “golden parachutes”, are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive’s employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.

For those reasons, we urge shareholders to vote for this proposal.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL ON FUTURE USE OF EXECUTIVE SEVERANCE AGREEMENTS

Your Board believes that the Company’s use of severance agreements is very limited, carefully scrutinized, but occasionally necessary to attract qualified executives. Therefore your Board recommends that you vote AGAINST this proposal.

Your Board is sensitive to stockholders’ concerns about the use of severance agreements and closely scrutinizes the Company’s use of such agreements. The Management Compensation Committee of the Board is responsible for ChevronTexaco’s executive compensation program. The Management Compensation Committee is comprised solely of independent non-employee Directors and advised by an external compensation consultant, who annually reviews ChevronTexaco’s competitive compensation position.

Severance agreements are seldom used as part of a carefully designed and competitive executive compensation program intended to attract and retain high quality executives. The Company’s executive compensation program does not use long-term employment contracts or agreements for senior executives. Income protection, normally not exceeding two times base salary plus bonus (which is less than the proposal’s trigger for stockholder approval) may be offered if termination occurs within the first two or three years of employment. If this proposal was adopted, your Board believes it would limit the Company’s ability to attract qualified candidates and to negotiate terms of employment.

There are executive severance plans for regular, full-time employees only in the event of a change-in-control. The Committee believes these important severance provisions allow management to remain focused and objective during a potential change-in-control, thus allowing them to act decisively to maximize value for all stockholders. The change-in-control arrangements are publicly disclosed and conform to practices of many other large corporations. The Committee believes such severance provisions are reasonable, appropriate and necessary to ensure the transition of operational knowledge.

The Board believes the Company’s executive compensation program and its current policies and processes are sound, conform to best practices and enable the Company to hire and retain highly qualified executives. Given the measured use of severance arrangements by the Company and the careful scrutiny of the executive compensation program by the Management Compensation Committee, your Board advises a vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON STOCK OPTION EXPENSING

(Item 5 on the proxy form)

Resolved:  That the stockholders of Chevron Texaco Corporation (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Supporting Statement:  Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report. (Financial Accounting Standards Board Statement 123) Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

“The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options is a Bandwagon Worth Joining,” Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings.

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings.

Without blushing, almost all CEOs have told their shareholders that options are cost-free...

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?

Bear Stearns recently reported that more than 483 companies are expensing stock options or have indicated their intention to do so. 113 of these companies are S&P 500 companies, representing 41% of the index based on market capitalization. (Bear Stearns Equity Research, February 12, 2004, “Companies that currently expense or intend to expense using the fair value method.”)

This Fund and other Building Trades’ union pension funds have sponsored numerous expensing proposals over the past two proxy seasons. Majority votes in support of the proposals were recorded at over fifty companies, including Georgia-Pacific, Thermo Electron, Apple Computer, Intel, IBM, Novell, PeopleSoft and Kohl’s. We urge your support for this reform.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL ON STOCK OPTION EXPENSING

Your Board supports the concept of expensing stock-based compensation, and the Company is preparing to implement stock option expensing beginning July 1, 2005, as required by new rules issued by the Financial Accounting Standards Board (FASB) in December 2004.

The Company is completing a detailed analysis and evaluating valuation models necessary to comply with the new FASB rule. Your Board believes it is unnecessary to adopt a new policy approximately two months before the Company will otherwise implement the new accounting standard and urges you to vote AGAINST this proposal.

The Company’s current approach to accounting for stock-based compensation is consistent with an alternative permitted by the FASB. As disclosed in the footnotes to our audited financial statements in our 2004 Annual Report on Form 10-K, the expensing of stock options has a minimal impact on the Company’s net income and earnings per share. In 2004, the impact was $42 million and $0.02, respectively.

With the revised FASB rules requiring the expensing of stock options effective July 1, 2005, and the insignificant impact of expensing stock options on ChevronTexaco’s income statement, the Board supports the Company’s continued use of its current accounting and disclosure practices until the new rules are implemented. Your Board believes the policy change requested in this proposal is unnecessary and recommends that you vote AGAINST the proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON USE OF ANIMAL TESTING

(Item 6 on the proxy form)

WHEREAS, statistics published by research oversight bodies in North America and Europe document that the vast majority of painful and distressing animal experiments are conducted to satisfy outdated, government-mandated testing requirements1 and that such testing is on the rise;2 and

WHEREAS, nearly 60% of animals used in regulatory testing suffer pain ranging from moderate to severe, all the way to pain near, at, or above the pain tolerance threshold,3 generally without any pain relief; and

WHEREAS, non-animal test methods are generally less expensive,4 more rapid, and always more humane, than animal-based tests; and

WHEREAS, unlike animal tests, non-animal methods have been scientifically validated and/or accepted as total replacements for the following five toxicity endpoints: skin corrosion (irreversible tissue damage), skin irritation (milder and reversible damage), skin absorption (the rate of chemical penetration), phototoxicity (an inflammatory reaction caused by the interaction of a chemical with sunlight), and pyrogencity (a fever-like reaction that can occur when certain intravenous drugs interact with the immune system);

NOW THEREFORE BE IT RESOLVED, that the shareholders request that the Board:

1. Commit specifically to using only non-animal methods for assessing skin corrosion, irritation, absorption, phototoxicity and pyrogenicity.

2. Confirm that it is in the Company’s best interest to commit to replacing animal-based tests with non-animal methods.

3. Petition the relevant regulatory agencies requiring safety testing for the Company’s products to accept as total replacements for animal-based methods, those approved non-animal methods described above, along with any others currently used and accepted by the Organization for Economic Cooperation and Development (OECD) and other developed countries.

Supporting Statement:  This Resolution is designed to harmonize the interests of sound science with the elimination of animal-based test methods where non-animal methodologies exist. It seeks to encourage the relevant regulatory agencies to join their peers in accepting validated in vitro and other non-animal test methods. It will not compromise consumer safety or violate applicable statutes and regulations.

Further, this Resolution commits the Company to end animal testing for five specific endpoints in favor of valid non-animal methods. These include the 3T3 Neutral Red Uptake Phototoxicity Test, human skin equivalent tests for corrosivity, and a human blood-based test for pyrogenicity, all of which have been successfully validated through the European Centre for the Validation of Alternative Methods.5 Several non-animal methods have also been adopted as Test Guidelines by the OECD6 (an alliance of 30 member countries including the US, EU, Japan, Canada and Australia). Regulatory agencies in OECD member countries are not at liberty to reject data from non-animal tests for skin corrosion, skin absorption and phototoxicity where such data have been generated in accordance with an OECD Test Guideline.

We urge shareholders to support this Resolution.

1	CCAC Animal Use Survey—2001: http://www.ccac.ca/english/FACTS/Facframeaus2001.htm
2	Statistics of Scientific Procedures on Living Animals—Great Britain—2002. http://www.official-documents.co.uk/document/cm58/5886/5886.htm
3	CCAC Animal Use Survey—2001
4	Derelanko MJ and Hollinger MA (Eds.). (2002). Handbook of Toxicology, Second Ed, 1414 pp. Washington, DC: CRC Press.

5	ECVAM website: http://evam.jrc.it
6	OECD test guidelines: http://www.oecd.org/document/ 22/0,2340,en_2649_34377_1916054_1_1_1_1,00.html

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL ON USE OF ANIMAL TESTING

ChevronTexaco’s use of animal testing is minimal and is done to meet current regulations and to ensure its products and processes are safe. Your Board believes that ChevronTexaco’s current practices regarding laboratory animal use are consistent with its corporate core values and tenets of operation. Therefore your Board recommends voting AGAINST this proposal.

ChevronTexaco conducts its worldwide operations with the highest regard to protecting people and the environment by ensuring that its products and processes are safe for its employees, customers, community and the environment. The limited amount of laboratory testing conducted is performed for the Company by qualified external contractors and is required to ensure the health and safety of ChevronTexaco’s products to the public.

ChevronTexaco complies with all countries’ laws where it conducts business and has policies to manage the potential risks of its operations and products. Current regulations in the U.S., Canada, European Union, and many other countries require the Company to use laboratory animal methods. To understand potential hazards and to comply with governmental requirements, ChevronTexaco uses the best available animal and non-animal methods and limits animal testing as much as feasible. It does not test for skin corrosion, phototoxicity or pyrogenicity and rarely tests for skin absorption. The Company does a minimum amount of animal skin irritation testing when required by regulations. ChevronTexaco supports the use of non-animal methods where it has been validated and accepted by regulatory agencies for petroleum materials.

When animal testing is necessary, ChevronTexaco uses only the highest quality testing laboratories. These facilities are evaluated onsite by trained toxicologists before any testing proceeds. The laboratories are all accredited by the American Association for the Accreditation of Laboratory Animal Care International. The Company audits the toxicology tests to confirm the integrity of the testing procedures and the welfare of the research animals. At all times, the care and handling of these research animals is under the direction of trained veterinarians and their staff.

ChevronTexaco advocates the use of non-animal methods whenever possible and directly supports research into alternatives to animal-based testing. It provides funding to the Johns Hopkins Center for Alternatives to Animal Testing. The Company hopes that it may become possible to replace all animal tests with non-animal alternative assays. As more non-animal methods are validated and accepted by regulatory authorities, the Company will utilize these alternatives.

To meet regulatory requirements and the Company’s commitment to health and environmental safety, ChevronTexaco cannot commit to using only non-animal testing at this time. Your Board believes that ChevronTexaco’s current practices support its corporate core values and tenets of operation and therefore recommends voting AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON OIL AND GAS DRILLING IN PROTECTED AND SENSITIVE AREAS

(Item 7 on the proxy form)

WHEREAS, biodiversity is being lost at an alarming rate, and there is a need to preserve the remaining species of plants and animals; and the direct and indirect impact of oil and gas exploration and production can pose significant risks to biodiversity;

WHEREAS, protected and sensitive areas are essential for supporting biodiversity. Development in these areas can have negative impacts on biodiversity. For example, the Department of the Interior estimates that drilling in the coastal plain of the Arctic National Wildlife Refuge will displace or damage up to 40 percent of the Porcupine River Caribou herd, threaten denning areas for polar bears, and disturb ecosystems that support more than 130 species of migratory birds;

WHEREAS, as shareholders, we believe there is a need to study, disclose and report on the possible impact to our company’s value from decisions to do business in protected and sensitive areas, including: IUCN Management Categories I-IV and Marine Management Categories I-V; World Heritage Sites; and national parks, monuments, and wildlife refuges.

WHEREAS, preserving sensitive ecosystems will enhance our company’s image and reputation with consumers, elected officials, current and potential employees, and investors;

WHEREAS, some of our major competitors have already enacted such a policy,

RESOLVED, shareholders instruct ChevronTexaco to prepare a report, at reasonable cost and omitting proprietary information, on the potential environmental damage that would result from the company drilling for oil and gas in protected areas, including IUCN Management Categories I-IV and Marine Management Categories I-V; World Heritage Sites; and national parks, monuments, and wildlife refuges. The report should examine the possible impacts on our company’s value from decisions to do business in these areas. The report should be available to investors by the 2006 annual meeting.

Supporting Statement

We agree with ChevronTexaco when the company states “there has been growing recognition that preservation of biodiversity is not only an environmental issue, but also one with important social and economic implications. The public has become increasingly concerned about the loss of biodiversity in key regions of the world and the role industry has played in that loss.”

We welcome ChevronTexaco’s interest in biodiversity, and the goal of doing no harm to the environment. ChevronTexaco acknowledges that its understanding of biodiversity conservation concerns has expanded. ChevronTexaco has “identified the opportunity to more systematically manage the issue by better integrating it into our Operational Excellence Management System.”

As shareholders we strongly believe, in addition to managing the issue, there is a need to study and disclose the impact on our company’s value from decisions to do business in protected areas. This would include studying the implications of a policy of refraining from drilling in protected areas such as IUCN Management Categories I-IV and Marine Management Categories I-V; World Heritage Sites; and national parks, monuments, and wildlife refuges.

Vote YES for this proposal, which will improve our Company’s reputation as a leader in environmentally responsible energy recovery.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL ON OIL AND GAS DRILLING IN PROTECTED AND SENSITIVE AREAS

Your Board believes ChevronTexaco has expressly committed to conducting its business in a socially responsible and ethical manner that protects people and the environment, and it openly communicates its principles and examples of incorporating them in its day-to-day business in Company materials such as its annual Corporate Responsibility Report. Therefore your Board believes a special report on this subject is unnecessary and recommends you vote AGAINST the proposal.

ChevronTexaco’s operations are guided by principles that strongly emphasize the importance of protecting people and the environment. Safe, reliable, efficient and environmentally sound operations are among its core values. The Company continually works to improve processes to protect and conserve the natural environment wherever it operates. Biodiversity conservation is integrated into its Operational Excellence Management System—its corporate-wide health, environment and safety operational principles and practices.

The Company engages with governments, non-governmental organizations, communities, industry and educational associations and other stakeholders on this issue. For example, ChevronTexaco participates in the multi-year Energy and Biodiversity Initiative (EBI). It plans to pilot certain EBI tools within the Company and is encouraging similar efforts by its industry peers outside of EBI. It also engaged with external policy initiatives such as the Convention on Biological Diversity and World Conservation Forum and actively promotes enhanced attention by industry to biodiversity conservation.

Your Board recognizes that biodiversity is an important issue. The Company operates in protected areas only where the government has legally authorized such operations and where it is confident it can comply with all regulatory requirements and utilize operating practices appropriate for the area.

Your Board believes that decisions on whether to operate in protected areas need to be made case-by-case. They should be based on the specific circumstances of the area and operation involved, and should consider the potential risks and benefits to both business value and biodiversity. Every decision is unique and specific to the location and the Company’s operational plans, but in every case the Company works to understand the potential risks and benefits—to both business value and biodiversity.

ChevronTexaco’s case-by-case approach makes most sense to balance economic and environmental business needs. Our stockholders have derived value from oil and gas production from historic and existing Company operations in protected areas. Continued major global expansion of the number and size of protected areas that prohibit natural resource development has the potential to foreclose much needed oil and gas production and thus poses risks for future stockholder value.

This is one of a number of stockholder proposals seeking a specially prepared report. Your Board believes such reports are an inefficient use of Company resources when the issues are addressed through existing Company communication vehicles.

Your Board believes the Company’s approach to operating in protected areas, balancing economic and environmental business needs, is aligned with the Company’s principles and designed to build long-term value. Therefore, your Board recommends you vote AGAINST the proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON ECUADOR

(Item 8 on the proxy form)

WHEREAS:

Between 1972 and 1992, Texaco and Petroecuador extracted over 1.4 billion barrels of oil from the Ecuadorian Amazon. As operator, Texaco designed, built and managed all exploration, extraction and transportation facilities.

During this time, an estimated 19 million gallons of oil were spilled from the trans-Ecuadorian pipeline, more than the Exxon Valdez. Texaco also systematically dumped an estimated 18.5 billion gallons of toxic wastewaters into open, unlined pits, waterways and wetlands. It was standard practice in the U.S. to re-inject such waters into the ground.

In 1998, Texaco completed a limited cleanup of 156 of the 627 unlined toxic waste pits through an agreement with the Ecuadorian government. Texaco and Petroecuador paid for and oversaw an environmental audit by an “independent” consultancy for whom full payment depended upon Texaco and Petroecuador’s acceptance of their final report and environmental management plan.

Evidence has emerged challenging the adequacy of cleanup:

•	A 10/03 study by Petroecuador and Frente de Defensa de la Amazonia tested soil and water samples from 323 wells and 627 waste pools left over in camps operated by Texaco. It found hydrocarbon contamination exceeding levels set by Ecuadorian environmental law, and revealed severe hydrocarbon contamination of five large wetland areas next to Texaco facilities.

•	Waste pits designated “clean” contained hydrocarbon levels 50-500 times those permitted in the U.S.

•	Groundwater contamination was not remediated.

Findings on the contamination’s devastating health impacts on neighboring communities include:

•	A 1994 study conducted by Ecuador’s Center for Economic and Social Rights found that drinking, bathing and fishing water samples near contamination sites contained levels of polynuclear aromatic hydrocarbons (PAHs) 10-1,000 times greater than those considered acceptable by the U.S. Environmental Protection Agency.

•	According to the Petroecuador study, exposure to and consumption of the contaminated waters has led to numerous types of infections and cancers.

•	A 1999 study by the London School of Hygiene and Tropical Medicine and Ecuadorian health authorities found eight types of cancer in San Carlos, a community near former Texaco wells, far exceeding historical incidence rates.

•	A 2004 study published in the International Journal of Occupational and Environmental Health found that children under 15 are three times more likely to contract leukemia in the area where Texaco operated than in other Amazonian provinces. The risk of cancer is highest among children younger than four.

RESOLVED:  The shareholders request that the Board of Directors prepare a report on new initiatives by management to address the specific health and environmental concerns of communities affected by unremediated waste and other sources of oil-related contamination in the area where Texaco operated in Ecuador.

SUPPORTING STATEMENT

In our view, Texaco has a continuing ethical obligation to redress the environment and health consequences of its activities in Ecuador. Negative publicity generated by this situation damages our credibility as an environmentally responsible corporate citizen and jeopardizes our ability to compete in the global marketplace.

Stockholder Proposals (Concluded)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON ECUADOR

Your Board believes that no new initiatives by ChevronTexaco are required, and no corporate purpose would be served by the proposed report. ChevronTexaco completed its remediation obligations and received from Petroecuador and the Government of Ecuador full releases from any and all liability. In our view, the evidence clearly establishes that any remaining environmental or health concerns are the responsibility of Petroecuador and the Government of Ecuador. The proposal introduced this year is substantially the same proposal that was defeated last year by overwhelming stockholder opposition. Thus, your Board recommends that you vote against this proposal.

ChevronTexaco is the defendant in lawsuits in Ecuador arising from petroleum operations conducted by Texaco Petroleum (TexPet) between 1971 and 1990. TexPet was a minority shareholder in a consortium with the state oil company (Petroecuador) in a majority position. TexPet operated the consortium in a safe and environmentally sound manner in accordance with Ecuador law and practices prevailing internationally at the time. The consortium was dissolved in 1992, and subsequently, Petroecuador and TexPet each agreed to perform environmental remediation proportionate to its respective ownership. Petroecuador has continued operation on former consortium properties, and much of the environmental damage presented at these locations results from Petroecuador’s continuing operations.

TexPet conducted its remediation obligation under an extensive program subject to close government supervision in accordance with Ecuador law and international standards. After a thorough inspection of each remediation site and certification by representatives of four government agencies, the government of Ecuador affirmed its full satisfaction of TexPet’s remediation obligations and released TexPet from any and all liability. TexPet obtained similar releases from Petroecuador, four municipalities and certain indigenous groups.

Since 1992, Petroecuador has owned and operated these fields exclusively. Despite its legal obligation to remediate its share of the consortium sites, Petroecuador has failed to do so. Furthermore, Petroecuador has a well-documented record of poor environmental performance as sole operator of the oil fields for the past 14 years. Yet, these lawsuits ignore Petroecuador’s environmental responsibility, as well as the other non-oil related conditions that have been shown to contribute to the region’s health problems. We believe that the plaintiffs should seek relief from the Government of Ecuador and Petroecuador for any residual environmental concerns, and we have commenced arbitration in the United States to enforce Petroecuador’s contractual obligations in this regard.

ChevronTexaco recognizes the hardships faced by the people of the Ecuadorian rainforest, many of which result from ongoing operations by Petroecuador and failed government policies. The Company, however, disputes the allegations made by the U.S.-based lawyers and activists promoting the lawsuit, and will continue to defend itself vigorously in this litigation. Expert analyses submitted to the court by our nominated experts have shown that the TexPet remediated sites inspected to date do not pose any threat to human health or the environment. Nevertheless, the plaintiffs’ lawyers on numerous occasions have been deliberately misleading in support of their claims. Further, we believe that the activists supporting the plaintiffs’ attorneys in these lawsuits have been encouraging the use of the stockholder resolution process to pressure the Company to settle these lawsuits.

This is one of a number of stockholder proposals seeking a specially prepared report. Your Board believes such reports are an inefficient use of Company resources when the issues are addressed through existing Company communication vehicles.

ChevronTexaco is committed to operating in a safe and environmentally responsible manner and to communicating openly about its environmental practices and performance. We intend to continue to do so. However, since TexPet has fully satisfied all obligations in regard to the Ecuador oil consortium, the proponent’s request for a report would serve no corporate purpose. Your Board recommends that you vote AGAINST this proposal.

6001 Bollinger Canyon Road San Ramon, CA 94583

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CHEVRONTEXACO CORPORATION

Your Board recommends a vote FOR and, unless you direct otherwise, your proxy holders (or, if applicable, fiduciaries) will vote FOR, the election of the following Directors:
					For All	Withhold All	For All Except	To withhold authority to vote for one or more nominees but less than all, mark “For All Except” and write the nominee’s number on the line below.
1.	01) S. H. Armacost, 02) R. E. Denham, 03) R. J. Eaton, 04) S. Ginn, 05) C. A. Hills, 06) F. G. Jenifer, 07) S. Nunn, 08) D. J. O’Reilly, 09) P. J. Robertson, 10) C. R. Shoemate, 11) R. D. Sugar, 12) C. Ware				☐	☐	☐

Your Board recommends a vote FOR and, unless you direct otherwise, your proxy holders (or, if applicable, fiduciaries) will vote FOR, the following:
		For	Against	Abstain					For	Against	Abstain

2.	Ratification of Independent Registered Public Accounting Firm	☐	☐	☐	5. Stock Option Expensing				☐	☐	☐

Your Board recommends a vote AGAINST and, unless you direct otherwise, your proxy holders (or, if applicable, fiduciaries) will vote AGAINST, the following stockholder proposals:					6. Animal Testing				☐	☐	☐
		For	Against	Abstain

3.	Directors’ Compensation	☐	☐	☐	7. Oil & Gas Drilling in Protected/Sensitive Areas				☐	☐	☐

4.	Executive Severance Agreements	☐	☐	☐	8. Report on Ecuador				☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐		ELECTRONIC CONSENT - Please indicate if you wish to view proxy materials electronically via the Internet rather than receiving a hard copy. Note that you will continue to receive a proxy form for voting purposes only.				Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

Dear Stockholders:

The lower portion of this form is your proxy for ChevronTexaco Corporation’s 2005 Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote the shares. You may vote via telephone, Internet or mail. If you wish to vote via telephone or Internet, instructions are printed on the reverse side of this form. If you wish to vote via mail, mark, sign, date and return the proxy (the reverse portion of this form) using the enclosed envelope.

The upper portion of this form is your Annual Meeting admission ticket. I invite you to attend the Annual Meeting at ChevronTexaco Park, Building A Auditorium, 6001 Bollinger Canyon Road, San Ramon, California. Only stockholders are invited to attend the meeting. Please bring this ticket and some form of personal photo identification with you to the Annual Meeting. You will need it to be admitted into the meeting.

Sincerely,

Lydia I. Beebe

Corporate Secretary

Annual Meeting of Stockholders

• Meeting Date:	April 27, 2005
• Meeting Time:	8:00 a.m., PDT (doors open at 7:30 a.m.)
• Meeting Location:	ChevronTexaco Park
Building A Auditorium
6001 Bollinger Canyon Road
San Ramon, CA 94583

Note: Cameras, recording equipment, electronic devices, cell phones, etc. will not be allowed in the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc. will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you.

(See reverse side for additional information.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRONTEXACO CORPORATION

The undersigned stockholder of ChevronTexaco Corporation hereby appoints David J. O’Reilly, Charles A. James and Lydia I. Beebe, and each of them, proxy holders of the undersigned, each with the power of substitution, to represent and to vote all the shares of ChevronTexaco Corporation common stock, held of record by the undersigned on March 1, 2005, at ChevronTexaco Corporation’s Annual Meeting of Stockholders, to be held on April 27, 2005, and any adjournment thereof. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of ChevronTexaco Corporation common stock are issued to or held for the account of the undersigned under employee plans and voting rights are attached to such shares (a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of ChevronTexaco Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at ChevronTexaco Corporation’s Annual Meeting of Stockholders and at any adjournments or postponements thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. Generally, shares in a Voting Plan will NOT be voted unless this proxy (which constitutes your voting instructions) is returned, although shares not voted by a participant of an applicable Voting Plan will be voted by the respective fiduciary in the same proportion as shares which have been voted. All votes must be received by the fiduciary by April 25, 2005 in order to be counted.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective fiduciary to vote the shares in the same manner as if you marked, signed and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy form.

(Continued, and to be marked, dated and signed, on the reverse side)